                                                                    EXHIBIT 10-9

================================================================================


                             ACQUISITION AGREEMENT


                                     among


                           AMERAC ENERGY CORPORATION,
                                   AS BUYER,

                            POWELL RESOURCES, INC.,

                                      and

                                   THE OTHER
                           SHAREHOLDERS NAMED HEREIN,

                                   AS SELLERS



                                      and

                          RIDGEPOINTE RESOURCES, INC.,

                          FREMONT ENERGY CORPORATION.,

                                      and

                         FREMONT PETROLEUM CORPORATION


                                January 5, 1996


================================================================================

                               TABLE OF CONTENTS


ARTICLE I           PURCHASE AND SALE............................  1
     1.1     The Purchase and Sale...............................  1
     1.2     Purchase Consideration..............................  2
     1.3     Deposit.............................................  2
     1.4     Intercompany Transactions...........................  2
     1.5     Adjustments to Initial Purchase Consideration.......  3
     1.6     Preliminary Settlement Statement....................  5
     1.7     Final Accounting....................................  5
     1.8     No Registration; Legends............................  6
     1.9     Power of Attorney and Custody Agreement.............  6
     1.10    Closing.............................................  6
     1.11    Certification Under Treasury Regulations............  7
     1.12    Allocated Values....................................  7

ARTICLE II          DUE DILIGENCE EXAMINATION;
                    TITLE AND ENVIRONMENTAL MATTERS..............  7
     2.1     Principal Definitions...............................  7
     2.2     Access                                               11
     2.3     Environmental Assessments and Defects............... 11
     2.4     Defects and Related Adjustments..................... 14
     2.5     Preferential Purchase Rights and Consents to Assign. 16
     2.6     Interest Additions.................................. 17
     2.7     Casualty Loss....................................... 18
     2.8     Arbitration......................................... 18

ARTICLE III         REPRESENTATIONS AND WARRANTIES
                    OF SELLING SHAREHOLDERS...................... 19
     3.1     Existence and Power................................. 19
     3.2     Authorization....................................... 20
     3.3     Governmental Authorization.......................... 20
     3.4     Subsidiaries........................................ 20
     3.5     Non-Contravention................................... 20
     3.6     Binding Effect...................................... 21
     3.7     Ownership of Fremont Common Stock and Ridgepointe
             Common Stock........................................ 21
     3.8     Accredited Investor................................. 22
     3.9     Capitalization of Fremont and Ridgepointe........... 22
     3.10    Financial Statements................................ 22
     3.11    No Material Adverse Change.......................... 23
     3.12    No Undisclosed Liabilities.......................... 23
     3.13    Legal Compliance.................................... 23
     3.14    Tax Returns and Taxes............................... 24
     3.15    Financial Advisor Fees.............................. 25
     3.16    Litigation.......................................... 25
     3.17    Insurance........................................... 25
     3.18    Employee Liabilities................................ 25

     3.19    Books and Records................................... 25
     3.20    Assets                                               25
     3.21    Intellectual Property Rights........................ 26
     3.22    Leases and Wells.................................... 26
     3.23    Marketing........................................... 27
     3.24    Applicable Contracts................................ 27
     3.25    Pooling, Unitization, and Communitization Agreements 27
     3.26    Operating Agreements................................ 28
     3.27    Environmental Matters............................... 28
     3.28    Plugging and Abandonment............................ 29
     3.29    Disbursement of Proceeds............................ 29
     3.30    Certain Agreements; Payouts......................... 29
     3.31    Information......................................... 29

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF AMERAC..... 29
     4.1     Corporate Existence and Power....................... 29
     4.2     Corporate Authorization............................. 30
     4.3     Governmental Authorization.......................... 30
     4.4     Subsidiaries........................................ 30
     4.5     Non-Contravention................................... 30
     4.6     Binding Effect...................................... 30
     4.7     Capitalization...................................... 30
     4.8     SEC Filings......................................... 31
     4.9     Legal Compliance.................................... 31
     4.10    Litigation.......................................... 31

ARTICLE V           GENERAL COVENANTS............................ 31
     5.1     Access to Information............................... 31
     5.2     Reasonable Best Efforts............................. 31
     5.3     Public Announcements................................ 32
     5.4     Notification of Certain Matters..................... 32
     5.5     Confidential Information............................ 32
     5.6     Certain Tax Matters................................. 33

ARTICLE  VI         COVENANTS OF SELLING SHAREHOLDERS............ 34
     6.1     Conduct of Business of Fremont and Ridgepointe...... 34
     6.2     Oil and Gas Operations.............................. 36
     6.3     Other Offers........................................ 37
     6.4     Imbalances.......................................... 37
     6.5     Employee Matters.................................... 38
     6.6     Office Lease........................................ 38

     6.7     Expenses............................................ 38
     6.8     Records............................................. 38
     6.9     Contract Operations Service Agreement; Ancillary
             Agreements.......................................... 38

ARTICLE VII         COVENANTS OF AMERAC.......................... 38
     7.1     Contract Operations Service Agreement; Ancillary
             Agreements.......................................... 38
     7.2     Federal Income Tax Refund........................... 39
     7.3     Bonding Requirements................................ 39

ARTICLE VIII        INDEMNIFICATION.............................. 39
     8.1     Indemnities of Selling Shareholders................. 39
     8.2     Indemnities of Amerac............................... 40
     8.3     Notice of Claims; Defense; Settlement............... 40

ARTICLE IX          CONDITIONS TO THE OBLIGATIONS TO CLOSE....... 41
     9.1     Conditions to Amerac Obligations.................... 41
     9.2     Conditions to the Selling Shareholders' Obligations. 43

ARTICLE X           TERMINATION.................................. 44
     10.1    Termination......................................... 44
     10.2    Effect of Termination............................... 44

ARTICLE XI          MISCELLANEOUS................................ 45
     11.1    Notices............................................. 45
     11.2    Survival............................................ 46
     11.3    Amendments; No Waivers.............................. 46
     11.4    Successors and Assigns.............................. 47
     11.5    Entire Agreement.................................... 47
     11.6    Governing Law....................................... 47
     11.7    Execution by Fremont and Ridgepointe................ 47
     11.8    Counterparts........................................ 47

Schedule 1.01         - Ownership of Purchased Stock;
                             Allocation of Adjusted Purchase Consideration
Schedule 2.3(a)       - Environmental Claims
Schedule 3.17         - Fremont/Ridgepointe Insurance
Schedule 3.23         - Matters Relating to Hydrocarbon Marketing
Schedule 3.26         - Matters Relating to Operating Agreements
Schedule 3.27         - Environmental Matters
Schedule 3.30         - Certain Agreements; Payout
Schedule 4.7          - Amerac Capitalization Matters

                                                                   Page
                                                                   ----

EXHIBITS

Title                                                             Exhibit
- -----                                                             -------

Evaluated Interests (Including Material Evaluated Interests) ......  A

Form of Escrow Agreement ..........................................  B

Form of Legend ....................................................  C

Form of Custody Agreement .........................................  D

Form of Amended and Restated Power of Attorney ....................  E

Form of Accredited Investor Certificate ...........................  F

Matters to be Covered by Opinions of Kirk & Chaney ................  G

Matters to be Covered by Opinion of Jackson & Walker, L.L.P. ......  H

Form of Contract Operations Services Agreement ....................  I

Form of Registration Rights Agreement .............................  J

Form of Area of Interest Agreement ................................  K

                             ACQUISITION AGREEMENT


          This ACQUISITION AGREEMENT ("Agreement") is dated as of January 5, 1996, and is among AMERAC ENERGY CORPORATION, a Delaware corporation ("Amerac"), POWELL RESOURCES, INC., an Oklahoma corporation ("Powell"), THE LANGSTROTH FAMILY LIMITED I, a Florida limited partnership (the "Partnership"), and the persons who have executed and delivered this Agreement and who are designated as "Other Selling Shareholders" on the signature pages hereto (the "Other Selling Shareholders"; together with Powell and the Partnership, the "Selling Shareholders"). This Agreement has also been executed by RIDGEPOINTE RESOURCES, INC., an Oklahoma corporation ("Ridgepointe"), FREMONT ENERGY CORPORATION, an Oklahoma corporation ("Fremont"), and FREMONT PETROLEUM CORPORATION, an Oklahoma corporation ("FPC") for the limited purposes set forth hereinafter.

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, Powell and Ridgepointe each owns the number of issued and outstanding shares of common stock, par value $.01 per share, of Fremont ("Fremont Common Stock") set forth opposite such party's name in Section I of
Schedule 1.01 hereto; and
- -------------

          WHEREAS, each of Fremont and the Selling Shareholders currently owns the number of issued and outstanding shares of common stock, par value $.50 per share, of Ridgepointe ("Ridgepointe Common Stock") set forth opposite such Selling Shareholder's name in Section II of Schedule 1.01 hereto under the
                                            -------------
caption "Current Ownership"; and

          WHEREAS, the Selling Shareholders desire to sell, and Amerac desires to purchase from the Selling Shareholders, all of the shares of Fremont Common Stock not owned by Ridgepointe and all of the shares of Ridgepointe Common Stock owned, or to be owned at Closing (as defined in Section 1.10), by the Selling Shareholders for the consideration and on the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE
                               -----------------

     1.1  The Purchase and Sale.  Upon the terms and subject to the conditions
          ---------------------
of this Agreement, at the Closing, each Selling Shareholder shall sell, assign, transfer, and deliver to Amerac, and Amerac shall purchase and acquire from each Selling Shareholder, that number of shares of Fremont Common Stock and Ridgepointe Common Stock owned by such Selling Shareholder and set forth opposite such Selling Shareholder's name in Sections I and II of Schedule 1.01
                                                                 -------------
hereto.

     1.2  Purchase Consideration.  The consideration (the "Initial Purchase
          ----------------------
Consideration") to be paid by Amerac for all of the issued and outstanding Ridgepointe Common Stock and all of the issued and outstanding Fremont Common Stock not owned by Ridgepointe (collectively, the "Purchased Stock") shall be $7,640,000.00, consisting of an aggregate of (a) that number of shares of common stock, par value $.05 per share, of Amerac ("Amerac Common Stock") with a value equal to $640,000.00 based upon the average of the closing prices in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, for Amerac Common Stock during the thirty (30) Business Days (as defined hereinafter) immediately preceding the fifth (5th) Business Day prior to the Closing Date (as defined in Section 1.10) (the "Amerac Shares"), and (b) $7,000,000.00 in cash (the "Initial Cash Amount"). The Initial Purchase Consideration shall be subject to adjustment in accordance with the provisions of Section 1.5, and as so adjusted, shall be referred to hereinafter as the "Adjusted Purchase Consideration." For purposes of this Agreement, the term "Business Days" means any day on which the New York Stock Exchange is open for trading.

     1.3  Deposit.  Concurrently with the execution of this Agreement, Amerac
          -------
has deposited in escrow with Bank One, Texas, National Association ("Bank"), as escrow agent, pursuant to an Escrow Agreement in the form attached hereto as

Exhibit B, the sum of $350,000.00, such sum representing five percent (5%) of
- ---------
the Initial Cash Amount (the "Deposit").  Subject to the provisions of this
Section 1.3, following the Closing, all or a portion of the Deposit may be retained in escrow and applied and disbursed in accordance with the provisions of Sections 2.3, 2.4, and/or 2.7, as applicable. To the extent that any portion of the Deposit is not thus retained in escrow at the Closing, such portion of the Deposit shall be applied to the payment of the Adjusted Purchase Consideration at the Closing. If this Agreement is terminated, other than by reason of a breach of this Agreement by Amerac, Amerac and the Selling Shareholders shall deliver to Bank a written notice instructing Bank to pay to Amerac the Deposit, plus all accrued interest thereon. If the Selling Shareholders believe that Amerac has breached this Agreement, and such breach is grounds for termination in accordance with the provisions hereof, the Selling Shareholders shall provide to Amerac written notice setting forth the particulars of the alleged breach. If Amerac is unable to remedy the alleged breach, and the Selling Shareholders elect to terminate this Agreement as the result thereof, Amerac and the Selling Shareholders shall deliver to Bank a joint notice instructing Bank to pay to the Selling Shareholders the Deposit, plus all accrued interest thereon; provided, however, that if Amerac disputes the alleged breach, the Selling Shareholders and Amerac shall submit such dispute to arbitration in accordance with the procedures set forth in Section
2.8. If such a dispute is submitted to arbitration, Amerac and the Selling Shareholders, or either of them, shall provide to Bank written notice of such fact that identifies the nature of the dispute and the arbitrator selected and that instructs Bank to disburse the Deposit and all accrued interest thereon in accordance with instructions to be delivered to Bank by the arbitrator following the issuance of the arbitrator's decision. Any such notice delivered unilaterally by Amerac or the Selling Shareholders shall also be delivered to the other party, and proof of the delivery of such notice shall be provided to Bank.

     1.4  Intercompany Transactions.  The Selling Shareholders shall cause all
          -------------------------
intercompany loan accounts and accounts receivable between the Selling Shareholders and any of their respective parents, subsidiaries, or other affiliates, on the one hand, and Fremont and

Ridgepointe, on the other hand (including, without limitation, all accounts receivable owed to Fremont as to which Fremont Exploration, Inc. ("FEI"), is the account debtor), to be settled immediately prior to the Closing. In addition, immediately prior to the Closing, the Selling Shareholders shall cause: (a) Fremont to sell all of the Ridgepointe Common Stock owned by Fremont, as reflected in Section II of Schedule 1.01 under the caption "Current Ownership,"
                           -------------
to Powell and Thomas O. Goldsworthy, in the proportions of fifty percent (50%) to each party; (b) Fremont and Ridgepointe to pay all contingent compensation, severance, and other distributions that Fremont and/or Ridgepointe are obligated to pay to their respective officers and employees as the result of the transactions contemplated in this Agreement; and (c) Fremont to sell to FPC all of the issued and outstanding shares of common stock, par value $.01 per share, of Fremont Resources, Inc. ("FRI"), a wholly owned subsidiary of Fremont. No later than three (3) Business Days prior to the Closing, the Selling Shareholders shall provide to Amerac documentation reflecting the full payment and/or cancellation of all such intercompany accounts and the consummation of all such transactions.

     1.5  Adjustments to Initial Purchase Consideration.  The Initial Purchase
          ---------------------------------------------
Consideration shall be adjusted pursuant to the following adjustments to the Initial Cash Amount:

          (a) The Initial Cash Amount shall be adjusted upward by the following:

               (i) the amount of the value of all merchantable oil and liquid hydrocarbons attributable to the Oil and Gas Properties (as defined in Section 2.1(g)) in storage or existing in stock tanks above the pipeline connection on or before November 1, 1995, at 7:00 a.m., Central Standard Time (the "Engineering Date"), the value to be based upon the contract price in effect as of the Engineering Date (or the market value, if there is no contract price, determined as of the Engineering Date), less amounts payable as royalties, overriding royalties, and other burdens upon such production and severance taxes deducted by the purchaser of such production;

               (ii) the amount of all direct expenditures and costs and prepaid costs and expenses attributable to the Oil and Gas Properties and other assets of Fremont and Ridgepointe incurred and actually paid by or on behalf of Fremont and/or Ridgepointe in the ordinary course of owning and operating the Oil and Gas Properties and such other assets and that are attributable to the period of time from the Engineering Date through the Closing Date, including, without limitation, (A) costs and expenses
                   ---------
     incurred and paid by Fremont during such period in connection with the drilling and completion of the Lady Jon No. 2 Well, to the extent such costs and expenses are attributable to the undivided five percent (5%) working interest of Fremont therein, (B) royalties, overriding royalties, and other similar burdens on production, (C) rentals, shut-in well payments, and other lease maintenance payments, (D) ad valorem, property, excise, severance, production taxes, and any other taxes (exclusive of income taxes) based upon or measured by the ownership of the Oil and Gas Properties or other assets of Fremont and Ridgepointe, the production of hydrocarbons, or the receipt of proceeds therefrom, and (E) overhead and other charges and expenses billed by or to Fremont under applicable operating agreements, including operating agreements under which Fremont serves as Operator, relating to the Oil and Gas Properties, including, without limitation, expenses paid by Fremont on behalf of third parties and to which Fremont is entitled to reimbursement under such operating agreements, but exclusive of
                                                                    --------- --
     (X) the general administrative and office overhead expenses of Fremont, FRI, and Ridgepointe, (Y) expenses incurred by Fremont, Ridgepointe, or the Selling Shareholders relating to the evaluation of Fremont, Ridgepointe, and their assets for sale, the solicitation of buyers therefor, and the negotiation and consummation of the transactions contemplated in this Agreement, and (Z) expenses incurred by the Selling Shareholders in connection with the remediation of Environmental Claims (as defined in Section 2.1(c)) pursuant to Section 2.3, the acquisition of curative with respect to Defects (as defined in Section 2.4) pursuant to Section 2.4, and the repair of any Casualty (as defined in Section 2.7) pursuant to Section 2.7;

               (iii) the amount of all accounts receivable (A) as to which neither FEI, FPC, FRI, any Selling Shareholder, nor any other parent, subsidiary, or other affiliate of Fremont, Ridgepointe, or any Selling Shareholder is the account debtor, (B) that, as of October 31, 1995, were not outstanding more than ninety (90) days past the due date expressed in the related invoice; (C) that are bona fide, valid, and legally enforceable obligations of the parties thereto or the account debtor in respect thereof; and (D) that are reflected as current assets on the Interim Fremont Financial Statements (as defined in Section 3.10(a)), net of the related reserves for doubtful accounts;

               (iv) the amount of any increases provided for in Section 2.6;

               (v) the amount of the cash bond posted and maintained by Fremont with the City of Stockton, Kansas; and

               (vi) any other amounts provided for elsewhere in this Agreement or otherwise agreed upon by the Selling Shareholders and Amerac.

          (b) The Initial Cash Amount shall be adjusted downward by the following:

               (i) the gross proceeds received by Fremont from the sale of hydrocarbons produced from or allocable to the Oil and Gas Properties between the Engineering Date and the Closing Date, plus the gross proceeds received by Fremont and Ridgepointe with respect to any other assets of either of such parties between the Engineering Date and the Closing Date, including, without limitation, proceeds received from the sale or disposition of any of the Oil and Gas Properties, but exclusive of (A) the
                                                           ---------
     proceeds to be received by Fremont from the sale prior to the Closing of all of its shares of Ridgepointe Common Stock to Powell and Thomas O. Goldsworthy, and (B) the proceeds to be received by Fremont from the sale prior to the Closing of all of the issued and outstanding shares of common stock of FRI to FPC;

               (ii) an amount equal to all unpaid ad valorem, property, production, severance, and similar taxes and assessments (exclusive of income taxes) based upon or measured by the ownership of the Oil and Gas Properties and the other assets of Fremont and Ridgepointe, the production of hydrocarbons, or the receipt of proceeds therefrom, which taxes and assessments became due and payable or accrued prior to the Engineering Date and that are unpaid as of the Closing Date;

               (iii) all undischarged liabilities and debt of Fremont and Ridgepointe in existence as of the Closing Date;

               (iv) all amounts paid by Amerac to discharge any liability or debt of Fremont and/or Ridgepointe on or prior to the Closing Date;

               (v) the amounts of all contingent compensation, severance, and other distributions paid to the officers and employees of Fremont and Ridgepointe as the result of the transactions contemplated in this Agreement for which Fremont and/or Ridgepointe are responsible under applicable agreements and that are not discharged in full prior to the Closing;

               (vi) reductions provided for in Sections 2.3, 2.4, 2.7, and 6.4; and

               (vii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Selling Shareholders and Amerac.

          (c) All adjustments to the Initial Cash Amount provided for in this Agreement shall be calculated in accordance with generally accepted accounting principles, consistently applied ("GAAP").

     1.6  Preliminary Settlement Statement.  Not less than three (3) Business
          --------------------------------
Days prior to the Closing, the Selling Shareholders shall prepare and submit to Amerac for review a draft settlement statement (the "Preliminary Settlement Statement") that shall set forth each estimated adjustment to be made to the Initial Cash Amount in accordance with Section 1.5 based upon information available as of the date of preparation of such Preliminary Settlement Statement, and calculate the preliminary Adjusted Purchase Consideration to be paid at Closing. In addition, the Preliminary Settlement Statement shall also set forth the amounts to be placed in escrow as the result of the existence of any uncured Defects pursuant to Section 2.4, any unremediated Environmental Claims pursuant to Section 2.3, and any unrepaired Casualty pursuant to Section 2.7, and the Evaluated Interests (as defined in Section 2.1(b)) affected thereby (if any). The Preliminary Settlement Statement shall also contain a written designation of the accounts into which the wire transfers of funds to each Selling Shareholder provided for below in Section 1.10 are to be made.

     1.7  Final Accounting.  As soon as practicable following the Closing, but
          ----------------
no later than ninety (90) days thereafter, Amerac shall prepare and deliver to the Selling Shareholders a final settlement statement which takes into account all final adjustments made to the Initial Cash Amount and which calculates the final Adjusted Purchase Consideration (the "Final Settlement Statement"). After taking into account disbursements of any funds held in escrow pursuant to Sections 2.3, 2.4, or 2.7,
(a) if the final Adjusted Purchase Consideration reflected in the Final Settlement Statement exceeds the preliminary Adjusted Purchase Consideration reflected in the Preliminary Settlement Statement, Amerac shall pay any such difference to the Selling Shareholders; and (b) if the final Adjusted Purchase Consideration reflected on the Final Settlement Statement is less than the preliminary Adjusted Purchase Consideration reflected in the Preliminary Settlement Statement, the Selling Shareholders shall pay any such difference to Amerac. All disbursements to and payments by the Selling Shareholders pursuant to this Section 1.7 shall be made on the same proportionate basis as the amounts paid under Section 1.10 below. If the Selling Shareholders and Amerac are unable to agree on the Final Settlement Statement on or before thirty (30) days after the receipt thereof by the Selling Shareholders, Amerac and the Selling Shareholders shall submit all unresolved claims and amounts to arbitration in accordance with the provisions of Section 2.8. Following the issuance of the arbitrator's decision, Amerac and the Selling Shareholders shall pay each to the other such amounts as are required to be paid, respectively, by such parties under the terms of such arbitrator's decision.

     1.8  No Registration; Legends.  The issuance of the Amerac Shares in
          ------------------------
connection with the Purchase will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and thus such shares will be "restricted securities" as such term is defined under Rule 144 under the 1933 Act. Each certificate representing the Amerac Shares shall bear the legend set forth in

Exhibit C hereto with respect to such matters.  In addition, at the Closing,
- ---------
Amerac and the Selling Shareholders shall execute a Registration Rights Agreement in the form attached hereto as Exhibit J.
                                         ---------

     1.9  Power of Attorney and Custody Agreement.  Concurrently with the
          ---------------------------------------
execution of this Agreement, each Other Selling Shareholder and the Partnership has placed certificates representing the shares of Ridgepointe Common Stock to be sold by such Other Selling Shareholder and the Partnership pursuant to this Agreement in custody, for delivery under this Agreement, under a Custody Agreement made with Thomas O. Goldsworthy substantially in the form of Exhibit D
                                                                       ---------
hereto, and an Amended and Restated Power of Attorney appointing Thomas O. Goldsworthy and V. Lee Powell as agents and attorneys-in-fact for such Other Selling Shareholder and the Partnership. The form of the Amended and Restated Power of Attorney is set forth in Exhibit E hereto.
                                  ---------

     1.10 Closing.  The closing of the Purchase contemplated hereby (the
          -------
"Closing") shall be held at the offices of Jackson & Walker, L.L.P., 1100 Louisiana, Suite 4200, Houston, Texas 77002 at 10:00 a.m., Houston time, on January 15, 1995, or at such other place or time as Amerac and the Selling Shareholders may mutually agree. The date of the Closing is referred to herein as the "Closing Date." Upon the terms and subject to the conditions of this Agreement, at the Closing, each Selling Shareholder will deliver to Amerac certificates representing the number of shares of the Purchased Stock set forth opposite each such Selling Shareholder's name in Sections I and II of Schedule
                                                                      --------
1.01, together with stock powers executed in blank, and Amerac shall pay to the
- ----
Selling Shareholders, in the proportions set out in Section

III of Schedule 1.01, the preliminary Adjusted Purchase Consideration as
       -------------
reflected in the Preliminary Settlement Statement. Amerac shall pay the cash portion of such preliminary Adjusted Purchase Consideration to the Selling Shareholders by bank wire transfer of immediately available funds from, first, the funds constituting the Deposit that are not being held in escrow following the Closing in accordance with Sections 2.3, 2.4, and 2.7, and, second, Amerac's designated account at Bank. Each of the Selling Shareholders and Amerac shall deliver such other documents and instruments, and shall take such other and further actions, as are required under the terms of this Agreement in connection with the consummation of the transactions contemplated herein.

     1.11 Certification Under Treasury Regulations.  At the Closing, each
          ----------------------------------------
Selling Shareholder will provide to Amerac a statement which satisfies the requirements of Treas. Reg. (S) 1.1445-2(b)(2) certifying that such Selling Shareholder is not a "foreign person."

     1.12 Allocated Values.  For purposes of this Agreement, with respect to
          ----------------
each Evaluated Interest, the term "Allocated Value" means the amount set forth on Exhibit A under the column "Allocated Value" for such Evaluated Interest.
   ---------
The Selling Shareholders and Amerac agree and stipulate that the Allocated Values set forth for the Evaluated Interests in Exhibit A have been established
                                                ---------
solely for use in calculating adjustments to the Initial Purchase Consideration as provided herein, such schedule of Allocated Values being solely for the convenience of the parties. The Selling Shareholders and Amerac do not intend that such schedule of Allocated Values be treated or interpreted to constitute an allocation of the Purchase Consideration among the Evaluated Interests for federal or state income tax purposes.


                                   ARTICLE II
                           DUE DILIGENCE EXAMINATION;
                           --------------------------
                        TITLE AND ENVIRONMENTAL MATTERS
                        -------------------------------

     2.1  Principal Definitions.  For purposes of this Agreement, the following
          ---------------------
expressions and terms shall have the indicated meanings, unless expressly indicated otherwise herein:

          (a) "Applicable Contracts"  means all of the assignments or other
               --------------------
instruments or agreements that pertain to the Oil and Gas Properties and all contractually binding arrangements to which the Oil and Gas Properties may be subject and which will be binding on the Oil and Gas Properties or Amerac after the Closing, including, without limitation: production payment assignments; net profits interest assignments; farmin and farmout agreements; bottom-hole agreements; crude oil, condensate, and natural gas purchase and sale, exchange, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; hydrocarbon balancing agreements; pooling agreements; unitization agreements; processing agreements; saltwater disposal agreements; options; permits; licenses, servitudes; easements; rights-of-way; orders; facilities or equipment leases; and other contracts, agreements, and rights owned by Fremont, in whole or in part, to the extent that they are (i) appurtenant to or affect the Oil and Gas Properties or (ii) used or held for use in connection with the ownership or operation of the Oil and Gas Properties or the production or treatment of hydrocarbons on or produced therefrom, or the sale or disposal of water, hydrocarbons, or associated substances.

          (b) "Evaluated Interests" means those oil and/or gas wells, oil and
               -------------------
gas leases, units, or other property interests included in the Oil and Gas Properties which are separately identified in Exhibit A hereto and each of which
                                              ---------
is associated with a separate Allocated Value thereon.

          (c) "Environmental Claim" means (i) any event or condition with
               -------------------
respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediments which causes an Oil and Gas Property to become subject to remediation under, or not be in compliance with, any Environmental Law, Environmental Permit (as defined below in Section 3.27(a)), oil and gas lease, or Applicable Contract, (ii) any spilling, leaking, pouring, emitting, emptying, discharging, injection, escaping, transmission, leaching, or dumping ("Release"), or threat of a Release, of Environmental Contaminants on, to, or from an Oil and Gas Property that results, or may result, in liability to any third party for injury to or death of any person, persons, or other living thing, or damage, loss, or destruction of property, (iii) any event or condition described in the preceding clauses (i) and (ii) of this Section 2.1(c) that otherwise results in a breach by any Selling Shareholder of any of the warranties contained in Section 3.27, and (iv) any written or oral complaint, notice, citation, claim, demand, action, suit, administrative proceeding, order, judgment, liability, or obligation of any kind or character, whether putative, threatened, or actual, asserted or assertable by, issued by, or running in favor of any third party or governmental body caused by, arising out of, resulting from, or related in any way to any event or conditions described in the preceding clauses (i), (ii), or (iii) of this Section 2.1(c).

          (d) "Environmental Contaminants" means "hazardous substances,"
               --------------------------
"pollutants or contaminants," and "petroleum, including any fraction thereof, and natural gas, liquid natural gas, or synthetic gas of pipeline quality" as those terms are defined or used in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act. The term also includes naturally occurring radioactive material ("NORM") concentrated or disposed of in association with oil and gas activities.

          (e) "Environmental Laws" means all applicable federal, state, and
               ------------------
local laws, including statutes, regulations, orders, ordinances, and common law, relating to the protection of the public health, welfare, and the environment, including, without limitation, those laws relating to the storage, handling, and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transportation, disposal, or other management of waste materials of any kind, and those relating to the protection of environmentally sensitive areas.

          (f) "Good and Marketable Title" means, with respect to each Evaluated
               -------------------------
Interest, that title of Fremont which:

               (i) entitles Fremont, throughout the duration of the relevant Evaluated Interest, to receive from such Evaluated Interest not less than the interest shown on Exhibit A as the "Net Revenue Interest" of all hydrocarbons
                  ---------
produced, saved, and marketed from the
relevant Evaluated Interest, all without reduction, suspension, or termination of such Evaluated Interest;

               (ii) obligates Fremont to bear the percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the relevant Evaluated Interest not greater than the "Working Interest" shown on Exhibit A without increase throughout the duration of such Evaluated
         ---------
Interest; and

               (iii) except for Permitted Encumbrances, is free and clear of Liens (as defined in Section 3.5(b)).

          (g) "Oil and Gas Properties" means (a) all of the interests in and to
               ----------------------
the oil, gas, and mineral leases, properties, rights, and interests that are owned by Fremont and entitle Fremont to the undivided interests identified in

Exhibit A hereto as "Working Interests" and "Net Revenue Interests" in and to
- ---------
the Evaluated Interests and all oil, gas, and other hydrocarbons produced therefrom or allocated thereto, as well as all other fee interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, possibilities of reverter, conversion rights and options, contractual rights to production, contractual rights providing for the acquisition or earning of any such interests, and all other interests of any kind or character; (b) all of Fremont's rights, titles, and interests in, to, and under the Applicable Contracts; and (c) all of Fremont's rights, titles, and interests in and to all equipment, machinery, fixtures, and other real, personal, and mixed property located on such oil and gas leases, properties, and wells, or appurtenant thereto, or used or obtained in connection therewith or with the production, storage, treatment, transportation, processing, sale, or disposal of hydrocarbons or other substances produced from or attributable to such oil and gas leases, properties, and wells.

          (h) "Permitted Encumbrances" means:
               ----------------------

               (i) lessor's royalties, non-participating royalties, overriding royalties, and division orders and sales contracts containing customary terms and provisions covering oil, gas or associated liquified or gaseous hydrocarbons, reversionary interests, and similar burdens if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of Fremont in any Evaluated Interest to an amount less than the "Net Revenue Interest" set forth on Exhibit A;
                       ---------

               (ii) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which, prior to Closing, (A) waivers or consents are obtained from the appropriate parties, (B) the appropriate time period for asserting such rights has expired without an exercise of such rights, or (C) arrangements can be made by Amerac and Fremont to allow Amerac to receive substantially the same economic benefits as if all such waivers and consents to assign had been obtained;

               (iii) liens for taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

               (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance and Amerac has no reason to believe they cannot be obtained;

               (v) conventional rights of reassignment requiring less than ninety (90) days notice to the holders of such rights;

               (vi) such Defects as Amerac may have waived;

               (vii) rights reserved to or vested in any municipality or governmental, statutory, or public authority (A) to contract or regulate any Evaluated Interest in any manner, and all applicable laws, rules, and orders of governmental authority; (B) by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Evaluated Interests; (C) to control or regulate any of the Evaluated Interests (or material portions thereof) or to use such property in a manner which does not materially impair the use of such property for the purposes for which it will be held by Amerac; and (iv) any obligations or duties affecting the Evaluated Interests (or material portions thereof) to any municipality or governmental, statutory, or public authority with respect to any franchise, grant, license, or permit;

               (viii) rights of a common owner of any interest in rights-of-way or easements currently held by Fremont and such common owner as tenants in common or through common ownership;

               (ix) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Evaluated Interests for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment which do not materially impair the rights held by Amerac;

               (x) zoning, planning and environmental laws and ordinances and municipal regulations;

               (xi) vendors, carriers, warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Fremont;

               (xii) Liens created under operating agreements in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Fremont; and

               (xiii) all other Liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Evaluated Interests relating to obligations not yet in default, which individually or in the aggregate are not such as to interfere materially with the operation, value, or use of any Evaluated Interest, do not materially prevent Amerac from receiving the proceeds of production from any Evaluated Interest, do not reduce the net revenue interest of Fremont in any Evaluated Interest to less than the "Net Revenue Interest" set forth for such Evaluated Interest on Exhibit A and do not obligate Fremont to bear costs and expenses relating to the maintenance, development, and operation of any Evaluated Interest in any amount greater than the "Working Interest" set forth for such Evaluated Interest on Exhibit A (unless the actual net revenue interest of Fremont in such Evaluated Interest is greater than the "Net Revenue Interest" set forth therefor on Exhibit A in the same proportion as any increase in such "Working Interest").

     2.2  Access.  Through the Closing Date, the Selling Shareholders shall
          ------
cause Fremont and Ridgepointe to give Amerac and its representatives (including Amerac's employees, consultants, independent contractors, attorneys, accountants, and other advisors) full access during normal business hours to all of the offices, personnel, books, files, records, contracts, correspondence, computer output, data files (to the extent Fremont and/or Ridgepointe have the right to make the same available), maps, reports, plats, and other documents of Fremont and Ridgepointe, or to which Fremont or Ridgepointe have access, pertaining to any of their respective properties and assets, including, without limitation, all abstracts of title, title opinions, title curative materials, lease files, contract files, division order files, operations records, environmental records, production records, facility and well files and records, regulatory agency files, hydrocarbon marketing files, accounting records (including, without limitation, records relating to gas imbalances and suspense items), geological, geophysical, and other scientific and technical data and information, and other information, data, records, and files which Fremont and/or Ridgepointe may have (or have access to) relating in any way to the Oil and Gas Properties and the other properties and assets of such parties, the past or present operation thereof, and the marketing of hydrocarbon production therefrom. Amerac shall have the right to photocopy such materials at Amerac's expense. If Amerac requests information not in the possession of Fremont and/or Ridgepointe, the Selling Shareholders shall cause Fremont or Ridgepointe, as applicable, to use all reasonable efforts to obtain the requested information from the applicable operators and other third parties. Through the Closing Date, the Selling Shareholders shall also cause Fremont and Ridgepointe to afford Amerac and its authorized representatives reasonable access to and entry upon all of the Oil and Gas Properties and all of such parties' other properties and assets for the purposes of operational inspections and reasonable access to any employees or contract personnel that have been involved with the operation, maintenance, or development of the Oil and Gas Properties and other properties and assets and the accounting or supervision thereof.

     2.3  Environmental Assessments and Defects.
          -------------------------------------

          (a) Through the Closing Date, Amerac shall have the right to enter upon and make environmental assessments of the Oil and Gas Properties, including the performance of soil and water tests and such other tests, examinations, investigations, and studies as may be necessary or appropriate for the preparation of engineering and other reports relating to the Oil and Gas Properties, their condition, and the presence of Environmental Contaminants thereon. As of the date of this Agreement, Amerac represents that it is not aware of any Environmental Claims except as set forth in Schedule
                                                                   --------
2.3(a).  In addition, the Selling Shareholders and Amerac agree promptly to
- ------
notify each other, as applicable, of any Environmental Claim arising after the date of this Agreement and discovered by Amerac, Fremont, Ridgepointe, or the Selling Shareholders, as applicable, prior to Closing. The Selling Shareholders and Amerac shall attempt, in good faith, to agree upon the methods of remediating all such Environmental Claims and the estimates of the costs of such remediations; provided, however, that except as otherwise indicated on Schedule
                                                                       --------
2.3(a), Amerac and the Selling Shareholders have agreed upon the estimate of the
- ------
Environmental Claims reflected on Schedule 2.3(a), the methods of remediating
                                  ---------------
such Environmental Claims, and the estimates of the total costs of such remediations also set forth on Schedule 2.3(a).
                               ---------------

          (b) If the Selling Shareholders and Amerac agree upon the existence of an Environmental Claim, the method of remediating the same, and the estimate of the cost of such remediation, then subject to the succeeding provisions of this
Section 2.3, Amerac shall be entitled to receive a reduction in the Initial Purchase Consideration equal to the lesser of (i) the agreed upon estimate of the cost of remediating such Environmental Claim, net to the interest of Fremont in the Evaluated Interests affected by such Environmental Claim, or (ii) ten percent (10%) of the aggregate Allocated Values of the Evaluated Interests affected thereby; provided, however, that if the agreed upon estimate of the cost to remediate the relevant Environmental Claim (net to the interest of Fremont in the affected Evaluated Interest) is, in the aggregate, greater than the aggregate Allocated Values of the Evaluated Interests affected thereby, and the Selling Shareholders elect not to remediate such Environmental Claim as provided hereinafter, Amerac shall be entitled to cause Fremont to convey to FPC, prior to the Closing, the Evaluated Interests affected by such Environmental Claim and to receive a reduction in the Initial Purchase Consideration equal to the aggregate Allocated Values of the Evaluated Interests thus conveyed. Notwithstanding the provisions of the immediately preceding sentence of this Section 2.3(b) to the contrary, however, the Selling Shareholders shall, in all events, also have the right, but in no event shall the Selling Shareholders be obligated, to remediate such an Environmental Claim at their sole cost, risk, liability, and expense in accordance with applicable Environmental Laws. If the Selling Shareholders elect to remediate an Environmental Claim, the Selling Shareholders shall promptly notify Amerac of that fact. If the Selling Shareholders complete such remediation prior to the Closing Date, the Selling Shareholders shall have no further liability to Amerac with respect to such Environmental Claim. If the Selling Shareholders do not complete the remediation of the relevant Environmental Claim on or prior to the Closing Date, Amerac shall instruct Bank to retain in escrow, in accordance with the provisions of the Escrow Agreement, a portion of the Deposit equal to the lesser of (A) the agreed upon estimate of the cost (net to the interest of Fremont in the affected Evaluated Interest) of remediating such Environmental Claim, or (B) ten percent (10%) of the aggregate Allocated Values of the Evaluated Interests affected thereby; and the amount thus retained in escrow shall be deducted from the preliminary Adjusted Purchase Consideration paid at the Closing. The Selling Shareholders shall have sixty (60) days after the Closing Date within which to complete the remediation of such Environmental Claim in accordance with applicable Environmental Laws. If the Selling Shareholders do not complete the remediation of the relevant Environmental Claim on or before the expiration of such sixty-day period, Amerac may elect: (i) to offer the Selling Shareholders an extension of time within which to complete such remediation; or (ii) to receive a reduction in the final Adjusted Purchase Consideration equal to the lesser of (A) the estimated cost (net to the interest of Fremont in the affected Evaluated Interest) to remediate such Environmental Claim originally agreed upon by the Selling Shareholders and Amerac, or (B) ten percent (10%) of the aggregate Allocated Values of the Evaluated Interests affected thereby; provided, however, that if the agreed upon estimate of the cost (net to the interest of Fremont in the affected Evaluated Interest) to remediate the relevant Environmental Claim is, in the aggregate, greater than the aggregate Allocated Values of the Evaluated Interests affected thereby, Amerac shall be entitled to cause Fremont to convey to FPC all of the right, title, and interest of Fremont in and to the affected Evaluated Interests, and to receive a reduction in the Initial Purchase Consideration equal to the aggregate Allocated Values of the Evaluated Interests thus conveyed. In the latter event, the Selling Shareholders and Amerac shall cause Bank to distribute to Amerac all amounts held in escrow with respect to such Environmental Claim, together with all interest earned thereon.

          (c) If the Selling Shareholders and Amerac are unable to agree, after meeting in good faith, on either the existence of an Environmental Claim, the method of remediating the same, or an estimate of the cost of such remediation, Amerac may elect to waive such asserted Environmental Claim. If Amerac does not waive the asserted Environmental Claim, the Selling Shareholders and Amerac shall submit such disagreement to arbitration in accordance with the procedures set forth in Section 2.8. If the decision of the arbitrator is not rendered prior to the Closing Date, Amerac shall instruct the escrow agent to retain in escrow, in accordance with the provisions of the Escrow Agreement, a portion of the Deposit equal to the Allocated Value of each Evaluated Interest affected by such Environmental Claim, and the amount thus retained in escrow shall be deducted from the preliminary Adjusted Purchase Consideration paid at the Closing. If such a dispute is submitted to arbitration, Amerac and the Selling Shareholders, or either of them, shall provide to Bank written notice of such fact that identifies the nature of the dispute and the arbitrator selected and that instructs Bank to disburse the funds held in escrow with respect to the relevant Environmental Claim, and all accrued interest thereon, in accordance with instructions to be delivered to Bank by the arbitrator following the issuance of the arbitrator's decision. Any such notice delivered unilaterally by Amerac or the Selling Shareholders shall also be delivered to the other party, and proof of the delivery of such notice shall be provided to Bank. If the arbitrator determines that the Environmental Claim asserted by Amerac does, in fact, exist, and that the estimate of the costs to remediate such Environmental Claim submitted by Amerac is appropriate with respect thereto, the arbitrator shall resolve such Environmental Claim and cause the funds held in escrow in connection therewith to be disbursed in accordance with the provisions of Section 2.3(b). If the arbitrator renders a decision that is adverse, in whole or in part, to Amerac with respect to an asserted Environmental Claim, the funds held in escrow in connection with such asserted Environmental Claim shall be disbursed in accordance with the decision of the arbitrator. All amounts distributed from the escrow account pursuant to this Section 2.3(c) will include a pro rata share of the interest earned on such amounts. In all events, if the arbitrator determines that the estimated cost (net to the interest of Fremont in the affected Evaluated Interest) to remediate an asserted Environmental Claim is greater than the aggregate Allocated Values of the Evaluated Interests affected thereby, Amerac shall also be entitled to cause Fremont to convey to FPC all of the right, title, and interest of Fremont in and to the affected Evaluated Interests, and to receive a reduction in the Adjusted Purchase Consideration equal to the aggregate Allocated Values of the Evaluated Interests thus conveyed.

     2.4  Defects and Related Adjustments.
          -------------------------------

          (a) From time to time on or before the Closing Date, but in no event later than 5:00 p.m., Central Standard Time, on the seventh (7th) day prior to the Closing Date, Amerac may give the Selling Shareholders written notice of any claimed Defect ("Defect Notice"). Each such Defect Notice shall set forth (i) a brief description of the matter constituting the claimed Defect and, if applicable, the Evaluated Interest affected thereby, and (ii) the estimated Defect Amount calculated in good faith by Amerac in accordance with Section 2.4(e) and attributable to the claimed Defect. For purposes of this Agreement, the term "Defect" means (i) any Lien, contract, agreement, obligation, or defect of title that would cause title to a material Evaluated Interest identified with an asterisk on Exhibit A not to be Good and Marketable Title, and (ii) any
               ---------
defect or matter that would cause a breach of a representation or warranty of the Selling Shareholders hereunder, other than the warranties contained in Sections 3.20(a) and 3.27; provided, however, that Amerac shall not be entitled to assert Defects pertaining to title if the relevant Defect (x) constitutes an objection to title for which a curative requirement is inappropriate under the standards applicable to title examiners prescribed by the State Bars of Oklahoma or Kansas, as applicable, (y) does not relate directly to the interest of Fremont in the relevant Evaluated Interest, or (z) otherwise relates to a matter as to which curative requirements are routinely made by experienced oil and gas title examiners (i.e., the acquisition of affidavits of use, possession, and non-production) but as to which no putative or actual controversy or claim is reflected in the public record or the books and records of Fremont or the Selling Shareholders.

          (b) The Selling Shareholders and Amerac shall endeavor in good faith to agree upon the existence of the Defects claimed by Amerac and the Defect Amounts applicable thereto. To the extent that the Selling Shareholders and Amerac agree upon the existence of a Defect and the applicable Defect Amount, the Selling Shareholders shall have the right, but in no event shall the Selling Shareholders be obligated, to cure or remove to the reasonable satisfaction of Amerac all such Defects at their sole cost, risk, and expense. If the Selling Shareholders elect to cure or remove a Defect, the Selling Shareholders shall promptly notify Amerac of such fact. If any such Defect is cured or removed to the reasonable satisfaction of Amerac or a mutually agreeable reduction of the Initial Purchase Consideration has been made for such Defect prior to the Closing, the Selling Shareholders shall have no further liability to Amerac with respect thereto.

          (c) If the Selling Shareholders and Amerac do not agree upon the existence of a Defect and/or the Defect Amount applicable thereto prior to the Closing, the Selling Shareholders and Amerac shall submit such disputes to arbitration in accordance with the procedures set forth below in Section 2.8.
To facilitate the resolution of any such dispute, Amerac will instruct Bank to retain in escrow, in accordance with the provisions of the Escrow Agreement, a portion of the Deposit equal to the Defect Amount calculated by Amerac with respect to the relevant Defect, and the amount thus retained in escrow shall be deducted from the Adjusted Purchase Consideration paid at the Closing. If such a dispute is submitted to arbitration, Amerac and the Selling Shareholders, or either of them, shall provide to Bank written notice of such fact that identifies the nature of the dispute and the arbitrator selected and that instructs Bank to disburse the funds held in escrow with respect to the asserted Defect in accordance with instructions to be delivered to Bank by the arbitrator following the issuance of the arbitrator's decision. Any such notice delivered unilaterally by Amerac or the Selling Shareholders shall also be delivered to the other party, and proof of the delivery of such notice shall be provided to Bank. If the arbitrator determines that the Defect asserted by Amerac does, in fact, exist, and that the Defect Amount calculated by Amerac is appropriate with respect thereto, the arbitrator shall resolve the asserted Defect and cause the funds held in escrow in connection therewith to be disbursed in accordance with the provisions of
Section 2.4(d). If the arbitrator renders a decision that is adverse, in whole or in part, to Amerac with respect to a Defect, the disputed Defect Amount shall be disbursed in each case in accordance with the decision of the arbitrator.
All amounts distributed from the escrow account pursuant to this Section 2.4(c) shall include a pro rata share of the interest earned on such amounts.

          (d) If the Selling Shareholders and Amerac agree upon the existence of a Defect and the Defect Amount applicable thereto prior to the Closing, and either the Selling Shareholders elect not to attempt to cure or remove the relevant Defect or the Selling Shareholders and Amerac agree that such Defect cannot or should not be cured, Amerac shall receive a reduction in the Adjusted Purchase Consideration paid at the Closing equal to the Defect Amount agreed upon by the Selling Shareholders and Amerac. If the Selling Shareholders and Amerac agree upon the existence of a Defect and the Defect Amount applicable thereto prior to the Closing, and the Selling Shareholders elect to attempt to cure such Defect, but the Selling Shareholders are unable to cure such Defect prior to the Closing, the Selling Shareholders shall provide to Amerac prompt written notice of such fact. At the Closing, Amerac shall instruct Bank to retain in escrow, in accordance with the provisions of the Escrow Agreement, a portion of the Deposit equal to the aggregate estimated Defect Amounts for all such Defects that have not been cured or otherwise agreed upon by Amerac and the Selling Shareholders, and such amount retained in escrow shall be deducted from the preliminary Adjusted Purchase Consideration paid at the Closing. The Selling Shareholders shall have sixty (60) days after the Closing Date within which to cure or remove to the reasonable satisfaction of Amerac all such Defects not cured or removed to the reasonable satisfaction of Amerac prior to the Closing. With respect to those Defects cured or removed to the reasonable satisfaction of Amerac or as to which the Selling Shareholders and Amerac otherwise agree on or before the expiration of such sixty-day period, the Selling Shareholders and Amerac shall deliver to Bank written notice instructing Bank promptly to disburse to the Selling Shareholders the relevant Defect Amounts, or portions thereof, attributable to the Defects so cured or removed, and the Selling Shareholders shall have no further liability to Amerac with respect thereto. If, at the expiration of such sixty-day period, there remain any Defects that have not been cured or removed to the reasonable satisfaction of Amerac or otherwise agreed upon by the Selling Shareholders and Amerac, Amerac may elect: (i) to offer the Selling Shareholders an extension of time within which to complete such curative or remedial actions; or (ii) to receive a reduction in the final Adjusted Purchase Consideration equal to the Defect Amounts applicable to the relevant Defects. In that event, the Selling Shareholders and Amerac shall deliver to Bank written notice instructing Bank to disburse to Amerac the Defect Amounts applicable to such

Defects.  All amounts distributed from the escrow account pursuant to this
Section 2.4(d) will include a pro rata share of the interest earned on such amounts.

          (e) "Defect Amount" shall be determined as follows: (i) if the Defect affects all of Fremont's interest in an Evaluated Interest, such that the Defect results in a complete failure of title with respect thereto, the Defect Amount shall be the full Allocated Value for the relevant Evaluated Interest; (ii) if the Defect is a Lien that is uncontested and liquidated in amount, then the Defect Amount shall be an amount equal to the sum necessary to be paid to the obligee to remove the Lien; (iii) if the Defect results from a deficiency in Fremont's actual net revenue interest in an Evaluated Interest relative to that shown for the affected Evaluated Interest on Exhibit A and on which the
                                             ---------
Allocated Value of such Evaluated Interest is based, the Defect Amount will be the difference between the Allocated Value for the affected Evaluated Interest and an amount determined by multiplying such Allocated Value by the ratio of the actual net revenue interest of Fremont to the Net Revenue Interest set forth for such Evaluated Interest on Exhibit A; (iv) if the Defect results from Fremont's
                           ---------
actual working interest in an Evaluated Interest being greater than that shown for the affected Evaluated Interest on Exhibit A and on which the Allocated
                                       ---------
Value of such Evaluated Interest is based, and such larger working interest is not accompanied by a corresponding proportionate increase in Fremont's net revenue interest in such Evaluated Interest, the Defect Amount will be the difference between the Allocated Value for the affected Evaluated Interest set forth on Exhibit A and a recalculated Allocated Value for such Evaluated
         ---------
Interest using the same production rates, price forecasts, and discount factors used by Amerac to calculate the original Allocated Value, adjusted to account for the diminution in the net present value of the future cash flows that results from the higher working interest; and (v) if the Defect is one other than the Defects described above in clauses (i), (ii), (iii), and (iv) of this
Section 2.4(e), the Defect Amount shall be an amount determined in good faith by the mutual agreement of Amerac and the Selling Shareholders, taking into account, as applicable, the Allocated Value of the relevant Evaluated Interest, the legal effect of the Defect, and the potential economic effect of the Defect over the life of the relevant Evaluated Interest or otherwise with respect to the transactions contemplated herein. In no event shall the Defect Amount established under this Agreement for a Defect pertaining to an Evaluated Interest exceed the Allocated Value for such Evaluated Interest.

     2.5  Preferential Purchase Rights and Consents to Assign.
          ---------------------------------------------------

          (a) With respect to each preferential purchase right pertaining to an Evaluated Interest that is triggered by the transactions contemplated in this Agreement, the Selling Shareholders shall cause Fremont, prior to the Closing, to send to the holder of each such right a notice offering to sell to such holder, in accordance with the contractual provisions applicable to such right, the Evaluated Interest covered by such right on substantially the same terms as are set forth herein and for the Allocated Value of such Evaluated Interest set forth on Exhibit A, subject to adjustments and all other terms and provisions of
         ---------
this Agreement. In addition, prior to the Closing, the Selling Shareholders shall cause Fremont to send to each holder of a right to consent to assignment pertaining to an Evaluated Interest which is triggered by the transactions contemplated in this Agreement a notice seeking such party's consent to such transactions. Simultaneously therewith, the Selling Shareholders shall cause Fremont to deliver a copy of such notices to Amerac.

          (b) If, prior to the Closing, any holder of such a preferential purchase right notifies Fremont or the Selling Shareholders that it intends to consummate the purchase of the Evaluated Interest to which its preferential purchase right applies, the exercise of such preferential purchase right shall constitute a Defect, and the Initial Purchase Consideration shall be reduced by the Allocated Value of the relevant Evaluated Interest. The Selling Shareholders shall be entitled to all proceeds paid by a party exercising such a preferential purchase right prior to the Closing. If the holder of such a preferential purchase right fails to consummate the purchase of the Evaluated Interest affected by such right on or prior to the Closing Date, then the Selling Shareholders shall so notify Amerac and, subject to Amerac's satisfaction that such preferential right has been waived, the Defect resulting from the proposed exercise of such preferential right shall be deemed to have been cured. If a preferential purchase right burdening an Evaluated Interest is exercised after the Closing Date, such exercise shall not constitute a Defect, and Amerac shall be entitled to all proceeds paid for the affected Evaluated Interest by the party exercising the preferential purchase right.

          (c) There shall be no reduction in the Initial Purchase Consideration with respect to Evaluated Interests for which preferential purchase rights have been waived, or as to which the period to exercise such right has expired prior to the Closing.

          (d) With respect to any portion of an Evaluated Interest as to which a required consent has not been obtained prior to the Closing, such failure shall constitute a Defect affecting the relevant Evaluated Interest, and the Selling Shareholders and Amerac shall have the rights and remedies provided herein with respect thereto.

     2.6  Interest Additions.  The Selling Shareholders shall be entitled to an
          ------------------
increase in the Initial Purchase Consideration with respect to any additional interest in or with respect to any material Evaluated Interest identified with an asterisk on Exhibit A that is reflected of record and as to which Fremont has
               ---------
Good and Marketable Title, the net effect of which is either (a) to increase permanently Fremont's net revenue interest in the affected Evaluated Interest above that shown for such Evaluated Interest on Exhibit A, or (b) to decrease
                                                ---------
Fremont's working interest for the relevant Evaluated Interest below that shown for such Evaluated Interest on Exhibit A without a corresponding decrease in the
                               ---------
"Net Revenue Interest" shown for such Evaluated Interest on Exhibit A; provided,
                                                            ---------
however, that the Selling Shareholders shall not be entitled to such an increase in the Initial Purchase Consideration in the case of additional interests resulting from Fremont's failure to execute and deliver to FEI or other affiliates of the Selling Shareholders recorded assignments of overriding royalty interests in production from one (1) or more of such material Evaluated Interests owed to such parties under existing intercompany arrangements between Fremont and such parties. To be entitled to such an adjustment in the Initial Purchase Consideration, the Selling Shareholders shall furnish to Amerac written notice of any such additional interests no later than 5:00 p.m., Central Standard Time, on the seventh (7th) day prior to the Closing Date. Such notice shall set forth the increase in interest asserted by the Selling Shareholders and the Evaluated Interest affected thereby. If Amerac is able to verify to its reasonable satisfaction the existence of any such additional interest based upon record title examinations or other title-related due diligence conducted by Amerac in connection with this Agreement, the Initial Purchase Consideration shall be adjusted by increasing the Initial Cash Amount by an amount equal to the value of such additional interest. Such value shall be determined consistently with the manner in which reductions to the Initial Purchase Consideration are determined under Section 2.4. If the Selling Shareholders and Amerac are unable to agree on the existence or value of such an additional interest, the Selling Shareholders and Amerac shall submit such dispute to arbitration in accordance with the procedures set forth in Section
2.8. Upon the arbitrator's determination of the existence of the asserted additional interest and its value, the value of such additional interest as determined by the arbitrator shall be credited to the Selling Shareholders and taken into account in the calculation of the final Adjusted Purchase consideration reflected in the Final Settlement Statement.

     2.7  Casualty Loss.  The Selling Shareholders shall give Amerac prompt
          -------------
written notice of any fire, explosion, accident, blowout, earthquake, act of the public enemy, act of God, or other similar casualty event ("Casualty") that occurs with respect to any Evaluated Interest prior to the Closing Date, together with a description of the applicable insurance coverage and the extent of Fremont's exposure as the result of such Casualty. For purposes of this Agreement, any such Casualty shall be treated in the same manner as an Environmental Claim, with the result that the rights and obligations of the Selling Shareholders and Amerac shall be governed by the provisions of Section 2.3(b) and Section 2.3(c).

     2.8  Arbitration.
          -----------

          (a) Any disagreement, difference, or dispute among the parties that is provided in this Agreement to be resolved pursuant to arbitration shall be resolved according to the procedures set forth in this Section 2.8. ALL OTHER DISAGREEMENTS, DIFFERENCES, OR DISPUTES ARISING BETWEEN THE SELLING SHAREHOLDERS AND AMERAC UNDER THE TERMS OF THIS AGREEMENT SHALL NOT BE SUBJECT TO ARBITRATION AND SHALL BE DETERMINED BY A COURT OF COMPETENT JURISDICTION, UNLESS THE SELLING SHAREHOLDERS AND AMERAC OTHERWISE MUTUALLY AGREE. For purposes of this Agreement, the term "court of competent jurisdiction" shall not include justice of the peace courts in the State of Texas. If the parties determine that arbitration is necessary under any provision hereof that calls for the arbitration of disputes, then no later than five (5) days after the Selling Shareholders and Amerac have confirmed to each other in writing their intentions to arbitrate the relevant dispute, the Selling Shareholders shall select an arbitrator, and Amerac shall select an arbitrator. Promptly following their selection, the arbitrators selected by, respectively, the Selling Shareholders and Amerac jointly shall select a third arbitrator, who shall hear and decide all matters relating to the dispute that is subject to arbitration under this Agreement. All arbitrators selected under this Agreement shall be experts with respect to oil and gas, environmental, operations, land, legal, or accounting issues, as applicable, and in each case shall have at least ten (10) years experience in the oil and gas industry. If any arbitrator selected under this
Section 2.8 (a) should die, resign, or otherwise be unable to perform his duties hereunder, a successor arbitrator shall be selected pursuant to the procedures set forth in this Section 2.8(a).

          (b) The arbitrator shall settle all disputes in accordance with the Federal Arbitration Act and the Rules of the American Arbitration Association, to the extent that such Rules do not conflict with the terms of such Act or the provisions of this Agreement. The decision of the arbitrator shall be binding on the parties and, if necessary, may be enforced in any court of competent jurisdiction. The law governing all such disputes shall be the laws of the State of Texas without regard to conflicts of laws principles; provided, however, that with respect to disputes relating to Defects as to title or Environmental Claims relating to alleged violations of local Environmental Laws, the law governing such dispute shall be the laws of the state in which the affected Evaluated Interest is located, without regard to conflicts of laws principles. The charges and expenses of the arbitrator shall be shared equally by the Selling Shareholders and Amerac.

          (c) Any arbitration hearing shall be held in Houston, Harris County, Texas. The arbitration hearing shall commence as soon as is practical, but in no event more than thirty (30) days, after the selection of the arbitrator. At such a hearing, the Selling Shareholders and Amerac shall each have up to five
(5) days within which to present their respective positions on the issues being arbitrated. In fulfilling his duties, the arbitrator shall be bound by the terms and provisions of this Agreement, but may also consider such other matters as, in the opinion of the arbitrator, are necessary or helpful to make a proper determination. In addition, the arbitrator may consult with and engage, with the approval and at the joint expense of the Selling Shareholders and Amerac, disinterested third parties (including, without limitation, petroleum engineers and consultants) to advise the arbitrator. The arbitrator shall issue his final determination of all issues no later than ten (10) days after the conclusion of the arbitration hearing. If the matter in dispute relates to whether one (1) or more of the conditions to the obligation of either the Selling Shareholders or Amerac, as applicable, to close the transactions contemplated herein has been satisfied, the relevant condition shall be suspended, and the party entitled to enforce such condition shall not be entitled to terminate this Agreement pursuant to Section 10.1 solely because such condition remains unsatisfied. In that event, the Closing Date shall be extended to the next Business Day following the issuance by the arbitrator of his final determination, at which time the suspension of such condition shall cease, and the Closing shall take place unless this Agreement is terminated at that time by either party having a right to do so pursuant to Article X.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            OF SELLING SHAREHOLDERS
                            -----------------------

          Each Selling Shareholder (or, when indicated, one or more individual Selling Shareholders) represents and warrants, severally only and not jointly, with respect to itself, its own acts or omissions, and its ownership interest in Fremont and Ridgepointe, and not with respect to the acts, omissions, or ownership interests of any other Selling Shareholder, to Amerac as follows:

     3.1  Existence and Power.
          -------------------

          (a) Each of Fremont and Ridgepointe is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and has all corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Each of Fremont and Ridgepointe is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. The Selling Shareholders have heretofore made available to Amerac true and complete copies of the articles of incorporation and bylaws of Fremont and Ridgepointe as currently in effect.

          (b) Powell represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Powell has heretofore made available to Amerac true and complete copies of Powell's articles of incorporation and bylaws as currently in effect.

          (c) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Florida.

     3.2  Authorization.  Powell represents and warrants that the execution,
          -------------
delivery, and performance by Powell of this Agreement, and the consummation by Powell of the transactions contemplated herein, are within Powell's corporate powers and have been duly authorized by all necessary corporate action. The Partnership represents and warrants that the execution, delivery, and performance by the Partnership of this Agreement, and the consummation by the Partnership of the transactions contemplated herein, are within the Partnership's powers and have been duly authorized by all necessary partnership action. Each Other Selling Shareholder represents and warrants that it has the right, power, and authority to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

     3.3  Governmental Authorization.  The execution, delivery, and performance
          --------------------------
by the Selling Shareholders of this Agreement and the consummation by the Selling Shareholders of the transactions contemplated herein require no action by or in respect of, or filing with, any governmental body, agency, official, or authority.

     3.4  Subsidiaries.  (a) For purposes of this Agreement, as of the date of
          ------------
this Agreement, FRI is the only corporation, partnership, joint venture, business trust, or other legal entity in which Fremont directly or indirectly beneficially owns fifty percent (50%) or more of the voting stock or equivalent interest. As of the Closing Date, Fremont will not directly or indirectly beneficially own fifty percent (50%) or more of the voting stock or equivalent interest of any corporation, partnership, joint venture, business trust, or other legal entity, and it will not be a general partner of any partnership.

          (b) Except for its interest in Fremont, Ridgepointe does not directly or indirectly beneficially own fifty percent (50%) or more of the voting stock or equivalent interest of any corporation, partnership, joint venture, business trust, or other legal entity, and is not a general partner of any partnership.

     3.5  Non-Contravention.
          -----------------

          (a) Powell represents and warrants that the execution, delivery, and performance by Powell of this Agreement and the consummation by Powell of the transactions contemplated herein will not conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of Powell. The Partnership represents and warrants that the execution, delivery, and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated herein will not conflict with or result in a breach of any provisions of the agreement of limited partnership or other governing documents of the Partnership. Each Selling Shareholder represents and warrants that the execution, delivery, and performance by the Selling Shareholders of this Agreement and the consummation by the Selling Shareholders of the transactions contemplated hereby do not and will not (i) contravene or constitute a default under or give rise to (or give rise after the giving of notice, the passage of time, or both) a right of termination, cancellation, or acceleration of any obligation of such Selling Shareholder or to a loss of any benefit to which such Selling Shareholder is entitled under any provision of (A) any law, regulation, judgment, injunction, order, or decree binding upon such Selling Shareholder, or
(B) any agreement, contract, or other instrument binding upon such Selling Shareholder or any license, franchise, permit, or other similar authorization held by such Selling Shareholder, or (ii) result in the creation or imposition of any Lien on any asset of such Selling Shareholder.

          (b) The execution, delivery and performance by the Selling Shareholders, Fremont, and Ridgepointe of this Agreement and the consummation by the Selling Shareholders of the transactions contemplated hereby do not and will not (i) contravene or constitute a default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation, or acceleration of any obligation of Fremont or Ridgepointe, or to a loss of any benefit to which Fremont or Ridgepointe is entitled under any provision of (A) the articles of incorporation or bylaws or other governing documents of, respectively, Fremont or Ridgepointe, (B) any law, regulation, judgment, injunction, order, or decree binding upon Fremont or Ridgepointe, or
(C) any agreement, contract or other instrument binding upon Fremont or Ridgepointe, or any license, franchise, permit or other similar authorization held by Fremont or Ridgepointe, or (ii) result in the creation or imposition of any Lien on any asset of Fremont or Ridgepointe.

          (c) For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, sale/leaseback or similar arrangement, restriction on transfer, or other encumbrance of any kind in respect of such asset.

     3.6  Binding Effect.  This Agreement has been duly authorized, executed and
          --------------
delivered by the Selling Shareholders and constitutes the valid and binding agreement of each Selling Shareholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.7  Ownership of Fremont Common Stock and Ridgepointe Common Stock.
          --------------------------------------------------------------
Powell represents and warrants that it owns, beneficially and of record, the number of shares of Fremont Common Stock and Ridgepointe Common Stock set forth opposite its name in Sections I and II of Schedule 1.01, free and clear of all
                                          -------------
Liens, and is not subject to any agreements or understandings with respect to the voting or transfer of such shares. Each Other Selling Shareholder represents and warrants that it owns, beneficially and of record, the number of shares of Ridgepointe Common Stock set forth opposite such Other Selling Shareholder's name in Section II of Schedule 1.01, free and clear of all Liens, and is not subject
                 -------------
to any agreements or understandings with respect to the voting or transfer of such shares. Such shares of Ridgepointe Common Stock constitute all of the issued and outstanding shares of capital stock of Ridgepointe, and such shares of Fremont Common Stock constitute all of the issued and outstanding capital stock of Fremont except for the capital stock of Fremont owned by Ridgepointe.

     3.8  Accredited Investor.  Each Other Selling Shareholder and the
          -------------------
Partnership is an "Accredited Investor" as such term is defined under Regulation D of the of 1933 Act and warrants that it has accurately completed and delivered an Accredited Investor Certificate in the form of Exhibit F hereto. Powell
                                                  ---------
represents and warrants that, with the exception of Michael L. Powell, each of its equity owners is an Accredited Investor.

     3.9  Capitalization of Fremont and Ridgepointe.
          -----------------------------------------

          (a) The authorized capital stock of Fremont consists of 50,000 shares of Fremont Common Stock. As of October 31, 1995, there were outstanding 800 shares of Fremont Common Stock. All outstanding shares of capital stock of Fremont have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of preemptive rights. Except as set forth in this Section 3.9(a), there are outstanding (i) no shares of capital stock or other voting securities of Fremont, (ii) no securities of Fremont convertible into or exchangeable for shares of capital stock or voting securities of Fremont, (iii) no options or other rights to acquire from Fremont, and no obligation of Fremont to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Fremont, and (iv) no equity equivalents, interests in the ownership or earnings of Fremont or other similar rights (collectively, "Fremont Securities"). There are no outstanding obligations of Fremont to repurchase, redeem or otherwise acquire any Fremont Securities.

          (b) The authorized capital stock of Ridgepointe consists of 12,500 shares of Ridgepointe Common Stock. As of October 31, 1995, there were outstanding 10,000 shares of Ridgepointe Common Stock. All outstanding shares of capital stock of Ridgepointe have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of preemptive rights. Except as set forth in this Section 3.9(b), there are outstanding (i) no shares of capital stock or other voting securities of Ridgepointe, (ii) no securities of Ridgepointe convertible into or exchangeable for shares of capital stock or voting securities of Ridgepointe, (iii) no options or other rights to acquire from Ridgepointe, and no obligation of Ridgepointe to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Ridgepointe, and (iv) no equity equivalents, interests in the ownership, or earnings of Ridgepointe or other similar rights
(collectively, "Ridgepointe Securities").   There are no outstanding obligations
of Ridgepointe to repurchase, redeem, or otherwise acquire any Ridgepointe Securities.

     3.10 Financial Statements.
          --------------------

          (a) The consolidated financial statements of Fremont dated and for the periods ended March 31, 1993, March 31, 1994, and March 31, 1995, and the consolidated interim financial statements of Fremont dated and for the period ended October 31, 1995 (the "Interim Fremont Financial Statements"), fairly present in all material respects, in conformity with GAAP (except that transactions are reflected therein on a cash basis rather than on an accrual basis), the consolidated financial position of Fremont and the Fremont Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows or changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of the Interim Fremont Financial Statements).

          (b) The consolidated financial statements of Ridgepointe dated and for the periods ended February 28, 1993, February 28, 1994, and February 28, 1995, and the consolidated interim financial statements of Ridgepointe dated and for the period ended October 31, 1995 (the "Interim Ridgepointe Financial Statements"), fairly present in all material respects, in conformity with GAAP (except that transactions are reflected therein on a cash basis rather than on an accrual basis), the consolidated financial position of Ridgepointe as of the dates thereof and the consolidated results of operations and cash flows or changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of the Interim Ridgepointe Financial Statements).

          (c) For purposes of this Agreement, "Fremont Financial Statements" means the consolidated financial statements of Fremont as of and for the years ended March 31, 1993, March 31, 1994, and March 31, 1995, and the Interim Fremont Financial Statements; "Ridgepointe Financial Statements" means the consolidated financial statements of Ridgepointe as of and for the years ended February 28, 1993, February 28, 1994, and February 28, 1995, and the Interim Ridgepointe Financial Statements; and "Financial Statement Date" means October 31, 1995.

     3.11 No Material Adverse Change.  Since the Financial Statement Date, there
          --------------------------
has not been any material adverse change in the business or condition of Fremont or Ridgepointe. Since the Financial Statement Date, neither Fremont nor Ridgepointe has taken any action that would be prohibited by Section 6.1 if such section had been in effect.

     3.12 No Undisclosed Liabilities.  Except as shown in the Interim Fremont
          --------------------------
Financial Statements and the Interim Ridgepointe Financial Statements, neither Fremont nor Ridgepointe had, as of the Financial Statement Date, any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise. Since the Financial Statement Date, neither Fremont nor Ridgepointe has incurred any such liabilities or obligations (other than liabilities or obligations incurred in the ordinary course of business consistent with past practices or pursuant to or as contemplated hereby).

     3.13 Legal Compliance.   To the best knowledge of each Selling Shareholder
          ----------------
after due inquiry, Fremont and Ridgepointe have complied with all applicable rules, regulations, and ordinances of any governmental authority having jurisdiction over Fremont and Ridgepointe as to which non-compliance would have a material adverse effect on Fremont or Ridgepointe, as applicable, or any of their respective properties and assets, and have all governmental licenses, authorizations, consents and approvals required. Fremont is in compliance with all covenants, provisions, and requirements of its Credit Agreement ("Credit Agreement") dated as of July 1,

1991, as amended, with various banks and Union Bank & Trust Company of Oklahoma City, as Agent.

     3.14 Tax Returns and Taxes.
          ---------------------

          (a) Each of Fremont and Ridgepointe have duly and timely filed with the appropriate governmental authorities all tax returns (including returns of estimated taxes), statements and reports required to be filed by them and have paid all taxes (including any interest, penalties and additions thereto) required to have been paid by them. All such tax returns, statements, and reports are complete and accurate in all respects and properly reflect the relevant taxes for the periods covered thereby. Each of Fremont and Ridgepointe have withheld and paid all taxes required by law to have been withheld and paid by them. The liability of Fremont and Ridgepointe for taxes not yet due and payable does not, as of the Financial Statement Date, exceed the reserve for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and income tax income) set forth on the faces of, respectively, the Interim Fremont Financial Statements and the Interim Ridgepointe Financial Statements (rather than in any notes thereto), as adjusted in accordance with GAAP for the period of time through the Closing Date.

          (b) There is no pending or, to the best knowledge of any Selling Shareholder after due inquiry, threatened action, proceeding, investigation, examination, assessment, or claim for any deficiency by any governmental authority for or relating to taxes of Fremont and Ridgepointe. Neither Fremont nor Ridgepointe is currently the beneficiary of any waiver of any statute of limitations in respect of taxes or of any extension of time within which to file any tax return, statement, or report or to pay any tax assessment or deficiency. There are no Liens relating to taxes on or, to the best knowledge of any Selling Shareholder after due inquiry, threatened against any of the assets of Fremont or Ridgepointe. Neither Fremont, Ridgepointe, nor any predecessor thereof is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated federal income tax return. Each of Fremont and Ridgepointe has delivered to Amerac correct and complete copies of their respective local, state, federal, and foreign income tax returns filed or required to have been filed by them during the five (5) calendar years preceding the date of this Agreement, together with all amendments thereto and all examination reports and statements of deficiencies assessed against or agreed to by them with respect to any taxes required to be shown thereon.

          (c) Neither Fremont nor Ridgepointe (i) has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstance could obligate it or any assignee thereof to make any payments that in each case, will not be deductible under Section 280G of the Internal Revenue Code of 1986 (the "Code"); (ii) has made any election under Treasury Regulation
Section 1.1502-20(g)(1); (iii) has made any election to have the provisions of Code Section 341(f)(2) apply to it; (iv) has any liability for taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state, or foreign law); (v) has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii); (vi) has sustained an "overall foreign loss" within the meaning of Code Section 904(f); (vii) has participated or cooperated with any "international boycott" within the meaning of Code Section

999; (viii) has made any election under or with respect to the application of Code Section 197; (ix) owns any assets which are or will be subject to a lease to a "tax exempt entity" as defined in Code Section 168(h)(2); or (x) owns any assets which Amerac or any affiliate of Amerac will be required to treat as being owned by another person pursuant to the " Safe Harbor Lease" provisions of Code Section 168(f)(8) prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

     3.15 Financial Advisor Fees.   There is no investment banker, broker,
          ----------------------
finder or other intermediary which has been retained by or is authorized to act on behalf of the Selling Shareholders, Fremont, or Ridgepointe who might be entitled to any fee or commission from Amerac or any of its affiliates upon the consummation of the transactions contemplated in this Agreement.

     3.16 Litigation.  There are no actions, suits or proceedings to which
          ----------
Fremont or Ridgepointe is a party pending or, to the best knowledge of any Selling Shareholder after due inquiry, threatened in any court or before or by any federal, state, or other governmental department, commission, agency, or other instrumentality, or before any arbitrator.

     3.17 Insurance.  Schedule 3.17 hereto lists all insurance policies owned by
          ---------   -------------
Fremont and Ridgepointe by which Fremont and Ridgepointe and their respective properties or assets are covered against present losses, all of which are now in full force and effect.

     3.18 Employee Liabilities.  Neither Fremont nor Ridgepointe will have, as
          --------------------
of the Closing Date, any employment or personnel-related liabilities whatsoever, including, but not limited to, any liability under any employment contract, liability for wages or salary, liability for contemplated bonuses or commissions, liability for severance (including, without limitation, as a result of the transactions contemplated in this Agreement), COBRA liability, OSHA liability, liability for disabled individuals, workers' compensation liability, ERISA obligations or liability, WARN Act liability, sick pay, vacation accruals, or similar matters, liability under any profit sharing plan, liability under any pension plan, liability under any welfare benefit plan, or liability for any claims alleging illegal discrimination of any type.

     3.19 Books and Records.  The minute books of Fremont and Ridgepointe
          -----------------
contain a record of the corporate actions of the shareholders and directors (and any committees thereof) of each corporation. Each of Fremont and Ridgepointe maintains such business records required by applicable law or necessary to conduct the businesses of Fremont and Ridgepointe, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business or condition of Fremont or Ridgepointe. All tax returns and records that relate to the business of Fremont are located in the offices of Fremont, and all tax returns and records that relate to the business of Ridgepointe are located in the offices of Ridgepointe.

     3.20 Assets.
          ------

          (a) Solely for purposes of computing adjustments to the Initial Purchase Consideration as provided in this Agreement, the Selling Shareholders warrant that Fremont's title to the Evaluated Interests is, as of the Engineering Date or will be as of the Closing Date,

Good and Marketable Title. Amerac's sole and exclusive remedy for any inaccuracy in or breach of the foregoing warranty shall be limited to the provisions of Article II.

          (b) With respect to all other assets of Fremont, Fremont has such title as grants to Fremont the benefits and burdens of ownership thereof to the full extent described in the conveyances, leases, agreements, instruments, and other documents currently in effect that define Fremont's ownership thereof, and subject only to the obligations set forth in such agreements, free and clear of all Liens.

          (c) Ridgepointe has not engaged in any material business activity prior to the date hereof since December 31, 1993, except in connection with its ownership interest in Fremont, its organization, and this Agreement, and Ridgepointe's sole assets consist of 400 shares of Fremont Common Stock, which constitutes all of the issued and outstanding shares of Fremont Common Stock that are not owned by the Selling Shareholders.

     3.21 Intellectual Property Rights.  Neither Fremont nor Ridgepointe holds
          ----------------------------
any material patents or copyrights. Fremont and Ridgepointe own or have rights to use all trademarks, servicemarks, and trade names, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted. Neither Fremont nor Ridgepointe have received any written notice or claim of any infringement, violation, misuse or misappropriation by Fremont or Ridgepointe of any patent, trademark, service mark, trade dress, trade name, copyright, trade secret, confidential information, proprietary information, or similar right owned by any third party.

     3.22 Leases and Wells.  To the best knowledge of each Selling Shareholder
          ----------------
after due inquiry, each of the oil and gas leases included in the Oil and Gas Properties (the "Leases") is in full force and effect. To the best knowledge of each Selling Shareholder after due inquiry, Fremont is not in material breach or material default, nor has there occurred any event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by Fremont, with respect to any of its obligations under any Lease. Fremont has correctly made, or caused to be correctly made, all payments, including royalties, delay rentals, shut-in well payments, and other lease maintenance payments, due in respect of the Leases thereunder. To the best knowledge of each Selling Shareholder after due inquiry, no other party owning an interest in any Lease is in material breach or material default with respect to any of its obligations thereunder. No lessor under any Lease has given or, to the best knowledge of each Selling Shareholder after due inquiry, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provisions thereof. All of the wells included in the Evaluated Interests have been drilled, completed, and operated within the boundaries of the Leases or within the limits otherwise permitted by contract, pooling or unit agreement, and by law and in compliance with the provisions of the relevant Applicable Contracts and all applicable rules, regulations, permits, judgments, orders and decrees of any court or federal and state regulatory authorities having jurisdiction thereof; and the production of oil and gas therefrom has not been in excess of the allowable production allocated to such well.  The wells described on Exhibit A
                                                                     ---------
are the only wells located on the Oil and Gas Properties.

     3.23 Marketing.  Except as disclosed on Schedule 3.23, no amounts of
          ---------                          -------------
hydrocarbons produced from the Evaluated Interests are subject to a sales contract (except for contracts terminable without penalty on not more than thirty (30) days notice), and except as may be contained in any document described on Schedule 3.23, no person has any call upon, option to purchase, or
             -------------
similar rights under any agreement with respect to the Evaluated Interests or to the production therefrom. Fremont has not in any respect collected, nor will Fremont in any respect collect, any proceeds from the sale of hydrocarbons produced from the Evaluated Interests that are subject to refund except as disclosed on Schedule 3.23. As of the Engineering Date, proceeds from the sale
             -------------
of oil, condensate, and gas from the Evaluated Interests were being received in all respects by Fremont in a timely manner and were not being held in suspense for any reason, except as disclosed on Schedule 3.23. Fremont has not been, nor
                                       -------------
will be, obligated by virtue of any prepayment made under any production sales contract or any other contract containing a "take-or-pay" clause, or under any production payment, forward sale, gas balancing, deferred production, or similar arrangement to deliver oil, gas, or other minerals produced from or allocated to any of the Evaluated Interests at some future time without receiving full payment therefor at the time of delivery, except as disclosed on Schedule 3.23.
                                                                 -------------
Except as disclosed on Schedule 3.23, there are no material gas imbalances as
                       -------------
between Fremont and any third party with respect to the Evaluated Interests.

     3.24 Applicable Contracts.  With respect to the Applicable Contracts:  (a)
          --------------------
to the best knowledge of each Selling Shareholder after due inquiry, all Applicable Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b) to the best knowledge of each Selling Shareholder after due inquiry, Fremont is not in material breach or material default, nor has there occurred any event, fact, or circumstance that, with the lapse of time or giving of notice, or both, would constitute such a breach or default by Fremont, with respect to any of its obligations under any Applicable Contract; and (c) neither Fremont nor, to the best knowledge of each Selling Shareholder after due inquiry, any other party to any Applicable Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Applicable Contract or any provision thereof.

     3.25 Pooling, Unitization, and Communitization Agreements.  With respect to
          ----------------------------------------------------
any unit agreements, pooling agreements, and communitization agreements creating interests constituting the Evaluated Interests: (a) Fremont has in all respects fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the Leases or other documents granting or governing the operation or maintenance of the Evaluated Interests, and Fremont is fully qualified to own, hold, and exercise such rights under such Leases or other documents; and (b) there are no express contractual obligations to drill additional wells or to engage in other express development operations, except for obligations arising under offset well provisions and obligations arising under provisions of unit operating agreements that allow the parties thereto to elect whether or not they will participate; however, there are no current proposals to drill such wells.

     3.26 Operating Agreements.  With respect to the joint, unit, or other
          --------------------
operating agreements relating to the Evaluated Interests: (a) except as disclosed on Schedule 3.26, there are no outstanding calls or payments due from
             -------------
Fremont under authorities for expenditures ("AFE's"); (b) Fremont has listed on
                                             -----
Schedule 3.26 the status of all material operations by less than all parties
- -------------
relating to the Evaluated Interests, including the status of recoupment by the consenting parties of applicable non-consent penalties and Fremont's interests therein before and after recoupment; and (iii) except as disclosed on Schedule
                                                                      --------
3.26, there are no operations under the operating agreements with respect to
- ----
which Fremont has become a non-consenting party.

     3.27 Environmental Matters.
          ---------------------

          (a) Except as disclosed on Schedule 3.27:  (i) Fremont has obtained or
                                     -------------
caused to have been obtained all permits, licenses and other authorizations that are required under all Environmental Laws ("Environmental Permits"), and, to the best knowledge of each Selling Shareholder after due inquiry, all such Environmental Permits are currently in full force and effect; (ii) to the best knowledge of each Selling Shareholder after due inquiry, Fremont and the Evaluated Interests are in compliance in all material respects with all Environmental Laws and all terms and conditions of such Environmental Permits; and (iii) there has been no Release, and, to the best knowledge of each Selling Shareholder after due inquiry, no threat of a Release, of any Environmental Contaminants arising from, based upon, associated with, or related to Fremont's use, ownership, or operation of the Oil and Gas Properties, except for matters that have been remedied and have no continuing material adverse effect upon Fremont or the Oil and Gas Properties; and (iv) to the best knowledge of the Selling Shareholders after due inquiry, there has been no Release, and no threat of a Release, of any Environmental Contaminants arising from, based upon, associated with, or related to the use, ownership, or operation of the Oil and Gas Properties by Fremont's predecessors in title, except for matters that have been remedied and have no continuing material adverse effect upon Fremont or the Oil and Gas Properties.

          (b) Except as disclosed on Schedule 3.27, Fremont has not received a
                                     -------------
written notice of a claim that: (i) Fremont has violated, or is about to violate, any Environmental Law; (ii) there has been a Release, or there is a threat of a Release, of Environmental Contaminants on, to, or from the Oil and Gas Properties for which Fremont is or may be liable to any third party for injury to or death of any person, persons, or other living things, or damage to or loss or destruction of property; (iii) Fremont may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing, or responding to a Release or a threat of a Release of Environmental Contaminants; or (iv) the Oil and Gas Properties are subject to a Lien in favor of any governmental entity for any liability, costs, or damages under any Environmental Laws arising from, or any costs incurred by such governmental entity in response to, a Release of Environmental Contaminants.

     3.28 Plugging and Abandonment.  No well included in the Evaluated
          ------------------------
Interests, as of the Engineering Date, had been permanently plugged and abandoned or AFE'd for permanent plugging and abandonment.

     3.29 Disbursement of Proceeds.  Except proceeds from the sale of production
          ------------------------
attributable to the Oil and Gas Properties being held in suspense in accordance with prudent industry practice, all of such proceeds of production have been and are being accounted for under appropriate division orders, transfer orders, or similar documents signed by or otherwise binding on the parties receiving such proceeds and reflecting as to each party the decimal interest of such party.

     3.30 Certain Agreements; Payouts.  Except as set forth in Schedule 3.30, no
          ---------------------------                          -------------
Evaluated Interest is subject to any area of mutual interest agreement or any farmout or farmin agreement pursuant to which Fremont or Amerac may be obligated to make assignments after the Engineering Date. Except as set forth on Schedule
                                                                        --------
3.30, no Evaluated Interest is subject to any tax partnership.  Where Exhibit A
- ----                                                                  ---------
shows an Evaluated Interest described therein to be subject to change "After Reversion," or similar designations, such change will occur upon either the recovery from the production from such Evaluated Interest of a volume of such production, or the recovery from the proceeds of production from such Evaluated Interest of a sum of money, in either case as set forth in Schedule 3.30 as the
                                                           -------------
"Reversion Amount".

     3.31 Information.  To the best knowledge of each Selling Shareholder after
          -----------
due inquiry, all of the revenue and cost information, records, and data relating to the Evaluated Interests furnished by the Selling Shareholders to Amerac, either prior to the execution of this Agreement or to be furnished prior to Closing, is not, and shall not be, incorrect or inaccurate in any material respect when so furnished, and no documents relating thereto were removed, nor were any information or documents relating thereto omitted, from the data or documents relating thereto furnished by the Selling Shareholders to Amerac, which are necessary to make the data furnished not misleading in any material respect; provided, however, that this representation and warranty is limited solely to matters of fact that are not otherwise publicly available or known to Amerac.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF AMERAC
                    ----------------------------------------

     Amerac represents and warrants to each of the Selling Shareholders that:

     4.1  Corporate Existence and Power.  Amerac is duly organized, validly
          -----------------------------
existing and in good standing under the laws of its jurisdiction of organization, and has all corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Amerac is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Amerac has heretofore made available to the Selling Shareholders true and complete copies of Amerac's certificate of incorporation and bylaws as currently in effect.

     4.2  Corporate Authorization.  The execution, delivery, and performance by
          -----------------------
Amerac of this Agreement and the consummation by Amerac of the transactions contemplated hereby are within Amerac's corporate powers and have been duly authorized by all necessary corporate action.

     4.3  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by Amerac of this Agreement and the consummation by Amerac of the transactions contemplated herein require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act").

     4.4  Subsidiaries.  Amerac does not directly or indirectly beneficially own
          ------------
fifty percent (50%) or more of the voting stock or equivalent interest of any corporation, partnership, joint venture, business trust, or other legal entity, and is not a general partner of any partnership.

     4.5  Non-Contravention.  The execution, delivery and performance by Amerac
          -----------------
of this Agreement and the consummation by Amerac of the transactions contemplated hereby do not and will not (i) contravene or constitute a default under or give rise to (or give rise after the giving of notice, the passage of time, or both) a right of termination, cancellation, or acceleration of any obligation of Amerac or to a loss of any benefit to which Amerac is entitled under any provision of (a) the certificate of incorporation or bylaws of Amerac,
(b) assuming compliance with the matter referred to in Section 4.3, any law, regulation, judgment, injunction, order, or decree binding upon Amerac, or (c) any agreement, contract or other instrument binding upon Amerac or any license, franchise, permit or other similar authorization held by Amerac, or (ii) result in the creation or imposition of any Lien on any asset of Amerac, except for Liens granted in favor of Bank pursuant to Amerac's credit facility therewith to secure Amerac's borrowings in connection with the transactions contemplated in this Agreement.

     4.6  Binding Effect.  This Agreement has been duly authorized, executed,
          --------------
and delivered by Amerac and constitutes a valid and binding agreement of Amerac enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.7  Capitalization.  As of November 30, 1995, there were (i) 50,000,000
          --------------
authorized shares of Amerac Common Stock, of which 20,510,444 shares were issued and outstanding; (ii) 10,000,000 authorized shares of Amerac preferred stock, par value $1.00 per share, of which 1,747,058 shares of $4.00 Senior Preferred Stock (the "$4.00 Preferred Stock") were issued and outstanding. All such outstanding shares of Amerac Common Stock and $4.00 Preferred Stock have been, and the Amerac Shares to be issued pursuant to this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and were, or will be, issued free of preemptive rights. Except as set forth in this Section 4.7, or as disclosed in Amerac's Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Report on Form 10-Q for the periods ended September 30, 1995, and its Proxy Statement dated March 3, 1995, or as set forth in Schedule
                                                                      --------
4.7 hereto, there are outstanding (a) no shares of capital stock or
- ---
other voting securities of Amerac, (b) no securities of Amerac convertible into or exchangeable for shares of capital stock or voting securities of Amerac, (c) no options or other rights to acquire from Amerac, and no obligation of Amerac to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Amerac, and (d) no equity equivalents, interests in the ownership or earnings of Amerac, or other similar rights (collectively, "Amerac Securities"). There are no outstanding obligations of Amerac to repurchase, redeem or otherwise acquire any Amerac Securities.

     4.8  SEC Filings.  Amerac has made available to the Selling Shareholders
          -----------
(a) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1994, and (b) all of its other reports or registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1992, through the date hereof (the "SEC Filings"). As of their respective dates, the SEC Filings complied as to form in all material respects with the applicable requirements of the 1934 Act and 1933 Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of circumstances under which they were made, not misleading.

     4.9  Legal Compliance.  Except as set forth in the SEC Filings, Amerac has
          ----------------
complied with all applicable rules, regulations, and ordinances of any governmental authority having jurisdiction over Amerac and has all governmental licenses, authorizations, consents and approvals required.

     4.10 Litigation.  Except as set forth in the SEC Filings, there are no
          ----------
actions, suits or proceedings to which Amerac is a party pending or, to Amerac's best knowledge after due inquiry, threatened in any court or before or by any federal, state, or other governmental department, commission, agency, or other instrumentality, or before any arbitrator.


                                   ARTICLE V
                               GENERAL COVENANTS
                               -----------------

     Amerac, Ridgepointe, Fremont, and the Selling Shareholders agree that:

     5.1  Access to Information.  Each party (a) shall afford to the other
          ---------------------
parties and their respective counsel, financial advisors, and auditors and any person providing or proposing to provide financing for the transactions contemplated hereby and their respective authorized representatives and agents reasonable access to all of its respective offices, properties, books and records, (b) will furnish to such persons such financial and operating data and other information as such persons may reasonably request, and (c) will instruct its respective employees, counsel, and financial advisors to cooperate with such persons in their investigation of the business of such party, provided that the confidentiality of any data or information so acquired shall be maintained in accordance with Section 5.5 of this Agreement.

     5.2  Reasonable Best Efforts.  Subject to the terms and conditions of this
          -----------------------
Agreement, each party will use its reasonable best efforts to take, or to cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (a) cooperation in determining whether any action by or in respect of, or filing with, any governmental body, agency, or official or authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; (b) cooperation in seeking and obtaining any such actions, consents, approvals or waivers; and (c) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

     5.3  Public Announcements.  The parties agree to consult with each other
          --------------------
before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, the parties hereto will not issue any such press release or make any such public statement prior to such consultation. Amerac will give all notices required under the 1933 Act, 1934 Act, and any other applicable state or federal securities laws.

     5.4  Notification of Certain Matters.  Each party shall give prompt notice
          -------------------------------
to the others of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of such party to comply with or satisfy any, covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the parties receiving such notice.

     5.5  Confidential Information.  Each party and its affiliates will hold,
          ------------------------
and will use their best efforts to cause their respective accountants, counsel, consultants, advisors, and agents to hold, in confidence all confidential documents and information concerning the other parties and their respective affiliates furnished to such party or its affiliates in connection with the transactions contemplated in this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party,
(c) later lawfully acquired by such party from sources other than the other parties or their affiliates, (d) disclosed pursuant to the operation of applicable law, regulation, or other governmental authority, or (e) disclosed under compulsion of oral questions at trial, interrogatories, requests for information or documents, subpoena, civil investigation demand, or similar judicial or administrative process; provided that such party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors, and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for and consents to the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. The obligation of such party and its affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, each party and its affiliates will, and will use their best efforts to cause their respective accountants, counsel, consultants, advisors, and agents to, destroy or deliver to any other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or its affiliates or on their behalf from the other party and its affiliates in connection with this Agreement that are subject to such confidence. This Section 5.5 supersedes any prior confidentiality agreement among the parties.

     5.6  Certain Tax Matters.
          -------------------

          (a) Amerac shall cause to be prepared and filed any tax returns, statements or reports ("Tax Returns") of Ridgepointe and Fremont covering taxable periods ending on or before the Closing Date which were not required to have been filed on or before the Closing Date; provided that Amerac must obtain the consent of the Selling Shareholders to the form and content of any such Tax Returns, prior to the filing thereof, which consent shall not be unreasonably withheld. Such returns shall be prepared by Petroleum Financial, Inc. ("PFI"), and the costs associated with the preparation of such returns shall be borne 5/6 by the Selling Shareholders and 1/6 by Amerac; provided, however, that in no event shall the Selling Shareholders be obligated to bear any portion of any such preparation costs in excess of $2,000.00. The Selling Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and receipt of notice of such payment, reimburse Amerac and its affiliates for all taxes (including interest, penalties and additions to tax) ("Taxes") relating to taxable periods of Fremont and Ridgepointe ending on or before the Closing Date.

          (b) Amerac shall prepare and file, or cause to be prepared and filed, any Tax Returns of Fremont and Ridgepointe covering taxable periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods"). The Selling Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and notice of such payment, reimburse Amerac for all Taxes for any Straddle Period, to the extent related to the portion of the Straddle Period ending on the Closing Date. For such purposes, the portion of any Tax attributable to the portions of a Straddle Period ending on the Closing Date and beginning after the Closing Date shall be determined by apportioning the Tax for the entire Straddle Period among such periods based on the number of days in each such period; provided that, in the case of Taxes based upon or related to income or receipts, such portion shall be the amount of Tax which would have been due if the relevant Straddle Period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of Fremont or Ridgepointe, as the case may be.

          (c) The Selling Shareholders shall reasonably cooperate with Amerac in connection with the filing of Tax Returns pursuant to this Section t.6 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the provision of copies, at the requesting party's expense, of records and information relevant to any such Tax Return or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Selling Shareholders shall cause Fremont and Ridgepointe duly, accurately, and timely (with regard to any extensions of time) to file all Tax Returns and other documents required to be filed by them, and to pay all taxes required to be paid by them, on or before the Closing Date.


                                  ARTICLE  VI
                       COVENANTS OF SELLING SHAREHOLDERS
                       ---------------------------------

     6.1  Conduct of Business of Fremont and Ridgepointe.  From the date hereof
          ----------------------------------------------
until the Closing Date, except as otherwise consented to by Amerac in writing or as provided in this Agreement, the Selling Shareholders shall cause each of Fremont and Ridgepointe to conduct its respective business in the ordinary course consistent with past practices and to use its reasonable best efforts to preserve intact its respective business organization and relationships with third parties and to keep available the services of its respective present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, and except as otherwise expressly provided in this Agreement or as otherwise consented to in writing by Amerac, the Selling Shareholders shall not permit Fremont or Ridgepointe to:

          (a) amend its articles of incorporation, bylaws, or other constituent documents;

          (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents or amend any of the term of any such securities or agreements, except for issuances upon exercise of options, warrants, commitments, subscriptions, rights to purchase, or convertible securities outstanding as of the date hereof and except as specifically contemplated by this Agreement (other than the transfer by a Selling Shareholder of some or all of its shares of the Purchased Stock to a charitable remainder trust, subject to the conditions that (i) any such trust shall expressly assume and agree to be bound by the terms and provisions of this Agreement and (ii) the instrument creating such trust shall expressly authorize the trustee thereof to convey to Amerac the shares of the Purchased Stock transferred to such trust and otherwise to take all actions necessary to consummate the transactions contemplated herein);

          (c) split, combine, or reclassify any shares of its capital stock, or declare, set aside, or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or, except pursuant to existing agreements, redeem or otherwise acquire any of its securities;

          (d) (i) incur or assume any debt or enter into any sale/leaseback or similar transaction, except under Fremont's existing lines of credit and (A) in amounts not material to Fremont's business or condition (in the case of Fremont) and (B) in order to pay the contingent compensation, severance, and other distributions referred to above in clause (b) of Section 1.04; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than wholly owned subsidiaries), except with respect to Fremont in the ordinary course of business consistent with past practices and in amounts not material to Fremont's business or condition (in the case of

Fremont); (iii) make any loans, advances, or capital contributions to or investments in any other person (other than wholly owned subsidiaries), other than with respect to Fremont in the ordinary course of business consistent with past practices and in amounts not material to Fremont's business or condition (in the case of Fremont); (iv) create or permit to be created any Lien on any shares of capital stock of Fremont or Ridgepointe; or (v) create or permit to be created any Lien on any material assets;

          (e) enter into, adopt, or amend, or terminate (except as may be required by law or existing agreement) any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other plan, agreement, or arrangement for the benefit of employees or increase in any manner the compensation or fringe benefits of any director, officer, or employee, in any such case with respect to employees who are not directors or officers other than in the ordinary course of business consistent with past practices, or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing, except as otherwise provided in this Agreement and except for the payment of the contingent compensation, severance, and other distributions referred to above in clause (b) of Section 1.04;

          (f) change any method of accounting or accounting practice used, except for any change required by reason of a change in generally accepted accounting principles;

          (g) make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt or change any tax accounting method except in the ordinary course of business consistent with past practice, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment.

          (h) revalue in an amount in excess of $10,000.00 per item or $10,000.00 in the aggregate any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (i) acquire, sell, lease, or dispose of, directly or indirectly, any assets (other than in the ordinary course of business consistent with past practices or in connection with the sale by Fremont of (i) all of the issued and outstanding shares of common stock of FRI, (ii) all of Fremont's shares of Ridgepointe Common Stock to Powell and Thomas O. Goldsworthy, (iii) any accounts receivable reflected as current assets on the Interim Fremont Financial Statements, to the extent only that such accounts receivable (A) do not fall within the class of accounts receivable the existence of which results in an increase in the Initial Cash Amount in accordance with the provisions of Section 1.5(a)(iii), and (B) do not relate to joint interest billings sent to non-operators prior to the Engineering Date in connection with operations to be conducted on the Oil and Gas Properties after the Closing Date, and (iv) vehicles and other personal property and equipment of Fremont that do not constitute a part of the Oil and Gas Properties) or enter into any commitment or transaction (other than in the ordinary course of business consistent with past practices);

          (j) authorize any new capital expenditure or expenditures other than with respect to Amerac in the ordinary course of business consistent with past practices;

          (k) implement or adopt any change in its tax methods, principles, or elections, or settle or compromise any material tax liability;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices; or

          (m) take, or agree in writing or otherwise to take, any of the actions described in this Section 6.1 or any action that would make any representation or warranty inaccurate or untrue or that would result in any of the conditions in Article IX not being satisfied.

     6.2  Oil and Gas Operations.  Without limiting the provisions of Section
          ----------------------
6.1, except as otherwise consented to in writing by Amerac or provided in this Agreement, from the date hereof until the Closing Date, the Selling Shareholders shall, or shall cause Fremont (or, with respect to non-operated wells, shall use their reasonable commercial efforts to cause the operator of such wells): (a) to operate and maintain the Oil and Gas Properties in a good and workmanlike manner consistent with prior operations and prudent oil and gas practices; (b) not to abandon any well on any Lease, or release or abandon all or any part of any Evaluated Interest, or release or abandon all or any portion of any Lease; (c) not to commence any operation on any Evaluated Interest anticipated to cost in excess of $10,000.00 per operation net to Fremont's interest (except emergency operations and operations required under presently existing contractual obligations); (d) not to create or suffer to exist any Lien with respect to any Evaluated Interest (except for Permitted Encumbrances); (e) not to enter into any agreement for the sale, disposition, or encumbrance of any Oil and Gas Property; (f) not to dedicate, sell, encumber, or dispose of any oil and gas production attributable to the Oil and Gas Properties except in the ordinary course of business; (g) not to agree to any material alterations in the Leases or the Applicable Contracts and not to enter into any new contracts relating to the Oil and Gas Properties (except for contracts terminable without penalty to Fremont on not more than thirty (30) days notice); (h) to maintain in force all insurance policies covering the Oil and Gas Properties that are presently in force; (i) to pay or cause to be paid all costs and expenses incurred in connection with the Oil and Gas Properties before they become delinquent; (j) to perform all material obligations of Fremont under the Leases and the Applicable Contracts and to maintain in all material respects the Oil and Gas Properties in a manner consistent with prior operations; (k) to exercise due diligence in safeguarding and maintaining secure and confidential all geological and geophysical maps, confidential reports and data, and all other confidential data owned by Fremont or relating in any way to the Evaluated Interests; (l) to furnish Amerac with copies of all AFE's on material operations commenced, but not completed, prior to the Engineering Date; (m) not to relinquish voluntarily Fremont's position as operator with respect to any of the Evaluated Interests;
(n) promptly to notify Amerac of any notice or threatened notice of which Fremont or any Selling Shareholder actually becomes aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind, repudiate, or procure a judicial reformation of any Lease or other Applicable Contract or any provision thereof; and (o) promptly to notify Amerac of any new suits, actions, or other proceedings before any court, arbitrator, or governmental agency, and any causes of action that relate to the Oil and Gas Properties and that may materially impair the value thereof.

     6.3  Other Offers.  From the date hereof until the termination of this
          ------------
Agreement, none of Fremont, Ridgepointe, or any Selling Shareholder, or any officer, director, employee, representative or agent of Fremont, Ridgepointe, or any Selling Shareholder will, directly or indirectly, (a) solicit, initiate, or knowingly encourage any Acquisition Proposal (as hereinafter defined), or (b) except to the extent that the Board of Directors of Fremont or Ridgepointe, as applicable, determines, upon advice of outside counsel, that it is otherwise required by its fiduciary duties to do so, engage in negotiations with, or disclose any nonpublic information relating to Fremont or Ridgepointe, or afford access to the properties, books, or records of Fremont or Ridgepointe, in each case to any person that is considering making or has made an Acquisition Proposal; provided that nothing contained in this Section 6.3 shall prohibit Fremont or Ridgepointe or their respective Board of Directors from making such disclosures to Fremont's or Ridgepointe's shareholders which, in the judgment of the Board of Directors of Fremont or Ridgepointe, on the advice of outside counsel, is required under applicable law. Fremont and Ridgepointe or the Selling Shareholders shall promptly notify Amerac after receipt of any Acquisition Proposal or any request for nonpublic information relating to Fremont or Ridgepointe, or for access to the properties, books, or records of Fremont or Ridgepointe by any person that is considering making or has made an Acquisition Proposal, and will keep Amerac informed in all respects of the status and details of any such Acquisition Proposal or request. The term "Acquisition Proposal," as used herein, means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Fremont or Ridgepointe, or the acquisition of any equity interest in, or a substantial portion of the assets of, Fremont or Ridgepointe, other than the transactions contemplated by this Agreement.

     6.4  Imbalances.  The Selling Shareholders understand that Amerac has not
          ----------
included in its engineering pertaining to the Evaluated Interests the effect of any imbalances with respect to production taken or marketed from or attributable to the Oil and Gas Properties. If either the Selling Shareholders or Amerac determines, on or prior to the expiration of forty-five (45) days after the Closing Date, that imbalances exist that have not previously been disclosed with respect to the Oil and Gas Properties, then, subject to verification by the other party, the Adjusted Purchase Consideration shall be adjusted (a) upward by an amount equal to (i) the current market value of any hydrocarbons that Fremont, as an underproduced party, may be entitled to take in excess of its undivided interests in the Oil and Gas Properties as the result of the existence of an imbalance at the wellhead or (ii) the amount of any payments received by any of the Selling Shareholders for any hydrocarbons that have not been delivered to the relevant purchaser or transporter as a result of the existence of a pipeline imbalance, and (b) downward by an amount equal to the current market value of any hydrocarbons that other parties may be entitled to recover from the Oil and Gas Properties in excess of such other parties' undivided interests therein as the result of the existence of an imbalance at the wellhead as to which Fremont is an overproduced party. Upon the payment of the imbalance amount by the appropriate party, the Selling Shareholders and Amerac agree to waive any and all claims or other rights relating to the relevant imbalance under this Agreement against the other party.

     6.5  Employee Matters.  The Selling Shareholders shall cause Fremont and
          ----------------
Ridgepointe to obtain from each of their respective employees, on or before the Closing Date, a release of Amerac and its affiliates as to all debts, liabilities, and obligations of Fremont or Ridgepointe (as the case may be) to such employee in form and substance satisfactory to Amerac.

     6.6  Office Lease.  The Selling Shareholders shall cause Fremont to assign
          ------------
that certain lease dated March 30, 1995 between Fremont and Union Plaza Investors, L.L.C., to LTO Operating Company, which entity shall assume all obligations of Fremont thereunder, and shall obtain from Union Plaza Investors, L.L.C., a release of Fremont from all liability and obligation under such lease.

     6.7  Expenses.  If the transactions contemplated by this Agreement are
          --------
consummated, all legal fees and expenses incurred by or on behalf of any Selling Shareholder, Fremont, or Ridgepointe in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which incurred such legal fees and expenses; provided, however, that Amerac shall have no obligation or liability with respect to any such legal fees and expenses of Fremont or Ridgepointe that are not paid prior to the Closing, and any such unpaid legal fees and expenses shall be the responsibility of the Selling Shareholders. Amerac shall pay all legal fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     6.8  Records.  At any time after the Closing pursuant to Amerac's
          -------
reasonable instructions, the Selling Shareholders shall deliver, or cause to be delivered, to Amerac possession and control of all of the books and records of Fremont and Ridgepointe and all of their respective assets and properties, including, without limitation, the Oil and Gas Properties. Amerac shall be entitled to all original books and records of Fremont and Ridgepointe and shall provide the Selling Shareholders with access to such books and records upon reasonable notice.

     6.9  Contract Operations Service Agreement; Ancillary Agreements.  On the
          -----------------------------------------------------------
Closing Date, the Selling Shareholders shall cause LTO Operating Company to execute, and shall deliver to Amerac, the Contract Operations Service Agreement in the form attached hereto as Exhibit I (the "Service Agreement") and the
                               ---------
letter agreement in the form attached to the Service Agreement as Exhibit V. In addition, on the Closing Date, the Selling Shareholders shall execute, and shall cause to be executed by all parties identified therein as the "Fremont Group," and shall deliver to Amerac, the Area of Interest Agreement in the form attached hereto as Exhibit J (the "Area of Interest Agreement").
          ---------


                                  ARTICLE VII
                              COVENANTS OF AMERAC
                              -------------------

     7.1  Contract Operations Service Agreement; Ancillary Agreements.  On the
          -----------------------------------------------------------
Closing Date, Amerac shall execute and deliver to LTO Operating Company the Service Agreement and the letter agreement in the form attached to the Service Agreement as Exhibit V. In addition, on the Closing Date, Amerac shall execute and deliver the Area of Interest Agreement to the Selling Shareholders and the other parties identified therein as the "Fremont Group."

     7.2  Federal Income Tax Refund.  If Fremont receives a refund in connection
          -------------------------
with its federal income tax returns for the fiscal years ended March 31, 1993, 1994, 1995, or 1996, Amerac agrees to pay any such refund to the Selling Shareholders promptly after receipt.

     7.3  Bonding Requirements.  Promptly following the Closing, Amerac shall
          --------------------
post with the relevant governmental authorities in the States of Oklahoma and Kansas such bonds or other permissible evidence of financial assurance necessary to replace the existing bonds and/or other evidence of financial assurance posted by Fremont with such governmental authorities and secured by the personal guaranties of V. Lee Powell and Thomas O. Goldsworthy. To the extent that the substitution of such replacement bonds or other evidence of financial assurance by Amerac results in the disbursement to Amerac by the relevant surety or governmental authority of funds associated with the bonds or other evidence of financial assurance being replaced, Amerac agrees to pay to the Selling Shareholders any such funds received promptly after receipt.


                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     8.1  Indemnities of Selling Shareholders.  Notwithstanding the Closing, and
          -----------------------------------
regardless of any investigation made at any time by or on behalf of Amerac or any information Amerac may have, each Selling Shareholder, severally in accordance with its interests and not jointly, shall indemnify and hold harmless Amerac and its affiliates, partners, officers, directors, shareholders, employees, agents, and representatives, from and against any and all claims, demands, actions, causes of action, suits, controversies, losses, judgments, damages, liabilities, costs, expenses, obligations, and deficiencies (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to the defense of any claim that results in litigation, or the settlement of any claim, or the enforcement of this provision) (collectively, "Claims"), caused by, arising out of, resulting from, or relating in any way to, and to pay Amerac any sum that Amerac pays or becomes obligated to pay on account of: (a) injury to or death of any person, persons, or other living things, or loss or destruction of property, resulting directly or indirectly from the Selling Shareholders' remediation of an Environmental Claim pursuant to
Section 2.3; (b) any liability or obligation (including, without limitation, liabilities relating to Environmental Claims and well plugging, abandonment, and site clearance) arising out of the ownership and operation by FPC of all Evaluated Interests (if any) conveyed by Fremont to FPC pursuant to Section 2.3;
(c) any debts, liabilities, or obligations of Fremont, FRI, and Ridgepointe, whether direct or indirect, fixed, contingent, or otherwise, that, as of the Closing Date, are not expressly released by the party to whom the debt, liability, or obligation is owed, or that are not satisfied or discharged by Amerac (including, without limitation, any legal fees and expenses of Fremont and Ridgepointe incurred in connection with this Agreement and the transactions contemplated herein that, as of the Closing Date, have not been paid); (d) all taxes (including interest, penalties, and additions to tax) arising from or as a result of the transactions contemplated in this Agreement for which any Selling Shareholder is responsible; (e) any breach or default in the performance by Fremont, Ridgepointe, or any Selling Shareholder of any material covenant or material agreement of such parties contained in this Agreement; and (f) any breach of a material warranty (other than the warranty contained in Section 3.20(a), the remedy for which is set forth in Section 2.4, and the warranty contained in Section 3.27, to the extent of Environmental Claims pertaining to Evaluated Interests other than those referred to above in clause (b) of this Section 8.1 as to which Amerac receives a reduction in the Adjusted Purchase Consideration pursuant to
Section 2.3) or an inaccurate or erroneous material representation made by any Selling Shareholder in this Agreement.

     8.2  Indemnities of Amerac.  Notwithstanding the Closing, and regardless of
          ---------------------
any investigation made at any time by or on behalf of the Selling Shareholders or any information the Selling Shareholders may have, Amerac shall indemnify and hold harmless the Selling Shareholders and their affiliates, partners, officers, directors, shareholders, employees, agents, and representatives from and against any and all Claims caused by, arising out of, resulting from, or relating in any way to, and to pay the Selling Shareholders any sum that the Selling Shareholders pay or become obligated to pay on account of: (a) injury to or death of any person, persons, or other living things, or loss or destruction of property, resulting directly or indirectly from Amerac's performance of environmental assessments and inspections on the Oil and Gas Properties pursuant to Section 2.3(a); (b) any liability or obligation to third parties arising out of the ownership and operation of the business and activities of Fremont and Ridgepointe by Amerac after the Closing Date; (c) all taxes (including interest, penalties, and additions to tax) arising from or as a result of the transactions contemplated by this Agreement for which Amerac is responsible hereunder; (d) any breach or default in the performance by Amerac of any material covenant or material agreement of Amerac contained in this Agreement; or (e) any breach of a material warranty or an inaccurate or erroneous material representation made by Amerac in this Agreement.

     8.3  Notice of Claims; Defense; Settlement.  Except as provided
          -------------------------------------
hereinafter, no Claim may be indemnified under this Agreement unless the party requesting indemnification gives notice to the party from whom indemnification is sought of the Claim for which indemnification is sought on or before the expiration of two (2) years after the Closing Date; provided, however, that with respect to claims for indemnification under Sections 8.1(b), 8.1(d), 8.1(e), 8.2(c), and 8.2(d), the party seeking indemnification must give notice to the party from whom indemnification is sought of the Claim for which indemnification is sought on or before the expiration of ten (10) days after the expiration of the statute of limitations applicable to such Claim. Upon the discovery by any party entitled to indemnification under any provision of this Agreement of facts giving rise to a Claim for indemnification hereunder, including the receipt by any such party of notice of any Claim by any third party, the party entitled to indemnification shall give prompt written notice of any such Claim to the Selling Shareholders or Amerac, as appropriate, depending upon which of such parties is obligated to provide the requested indemnification. For purposes of this Section 8.3, the party giving notice of a Claim and requesting indemnification shall be referred to as the "indemnified party," and the party receiving notice of a Claim and from which indemnification is sought shall be referred to as the "indemnifying party." Each such notice shall set forth the facts known to the indemnified party pertaining to the claim and shall specify the manner in which the indemnified party proposes to respond to the claim. Within ten (10) days of the receipt by the indemnifying party of such notice, the indemnifying party shall state in writing to the indemnified party: (a) whether the indemnified party may proceed to respond to the Claim in the manner set forth in its notice, or (b) whether the indemnifying party shall assume responsibility for and conduct the negotiation, defense, or settlement of the Claim, and if so, the specific manner in which the indemnifying party proposes to proceed (which assumption of responsibility shall, in no event, be an admission or recognition of the legitimacy of truthfulness of such Claim). If the indemnifying party assumes control of the Claim, the indemnified party shall at all times have the right to participate in the defense thereof and to be represented, at its sole expense, by counsel selected by it. If the indemnifying party disputes its potential liability to the indemnified party within such ten-day period, the indemnified party shall be entitled to assume responsibility for and conduct the negotiation, defense, or settlement of the Claim. In addition, if the indemnifying party disputes its potential liability to the indemnified party with respect to such a Claim, and the parties are unable to resolve their differences, the parties agree to submit their disagreement to arbitration in accordance with the provisions of Section
2.8. No Claim shall be compromised or settled by either the indemnifying party or the indemnified party, as applicable, in any manner that might adversely affect the interest of the other party without the prior written consent of such other party. As a condition precedent to indemnification under this Agreement, the indemnified party shall assign to the indemnifying party, and the indemnifying party shall become subrogated to, all rights, claims, and causes of action of the indemnified party against third persons arising out of or pertaining to the matters for which the indemnifying party shall provide indemnification. The amount of the indemnified party's claim for indemnification shall be reduced by the amount of any insurance reimbursement paid to the indemnified party pertaining to the claim.


                                   ARTICLE IX
                     CONDITIONS TO THE OBLIGATIONS TO CLOSE
                     --------------------------------------

     9.1  Conditions to Amerac Obligations.  Notwithstanding any other
          --------------------------------
provisions of this Agreement, the obligations of Amerac to consummate the transactions contemplated herein shall be subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions precedent, any of which may be waived by Amerac:

          (a) Accuracy of Selling Shareholders' Representations and Warranties.
              ----------------------------------------------------------------
The representations and warranties of the Selling Shareholders set forth in
Article III shall be true and correct in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date.

          (b) Other Selling Shareholders' Execution of Agreement.  At or prior
              --------------------------------------------------
to the Closing Date, all persons designated as Other Selling Shareholders on the signature pages hereto shall have executed and delivered this Agreement.

          (c) Performance of Covenants, Agreements and Conditions.  Fremont,
              ---------------------------------------------------
Ridgepointe, and the Selling Shareholders shall have duly performed, complied with, and satisfied, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed, complied with, or satisfied by them at or prior to the Closing Date.

          (d) Officers' Certificates.  Amerac shall have received a (i)
              ----------------------
certificate dated the Closing Date and signed by the President and the Chief Financial Officer of Fremont, to the effects set forth in Sections 9.1(a) and
(c), (ii) a certificate dated the Closing Date and signed by the President of Powell, to the effects set forth in Sections 9.1(a) and (c),
(iii) a certificate dated the Closing Date and signed by the President of Ridgepointe to the effects set forth in Sections 9.1(a) and (c), (iv) a certificate dated the Closing Date and signed by the President of Kenton, Inc,, the General Partner of the Partnership, to the effects set forth in Sections 9.1(a) and (c) as such provisions pertain to the Partnership, and (v) certificates dated the Closing Date and signed by or on behalf of each Other Selling Shareholder to the effects set forth in Sections 9.1(a) and (c).

          (e) Opinion of Counsel for Selling Shareholders.  Amerac shall have
              -------------------------------------------
received an opinion, dated the Closing Date, of Kirk & Chaney, counsel for the Selling Shareholders, to the effects set forth in Exhibit G hereto.
                                                  ---------

          (f) No Orders, Etc.  There shall not be instituted, pending, or
              ---------------
threatened any action or proceeding (i) challenging the acquisition of Fremont or Ridgepointe by Amerac or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated herein or those described in
Section 1.4, (ii) seeking to impose material damages on Amerac as a result of such acquisition, or (iii) seeking to prohibit the direct or indirect ownership or operation by Amerac of all or a material portion of the business or assets of Fremont or Ridgepointe, or to compel Amerac, Fremont, or Ridgepointe or any of their subsidiaries to dispose of or hold separate all or a material portion of the business or assets of Amerac, Fremont, or Ridgepointe and their respective subsidiaries, that in any such case is reasonably likely to have a material adverse effect on the business or condition of Fremont, Ridgepointe, or Amerac. The consummation of the transactions contemplated herein or in Section 1.4 shall not have been restrained, enjoined, or prohibited by any court or governmental authority of competent jurisdiction.

          (g) Material Adverse Change.  Since October 31, 1995, there shall not
              -----------------------
have been any material adverse change in the business or condition of Fremont or Ridgepointe.

          (h) Release of Liens Under Credit Agreement.  A release of all liens
              ---------------------------------------
under the Credit Agreement shall have been obtained on terms and conditions reasonably acceptable to Amerac.

          (i) Financing.  Amerac shall have obtained, on or before December 22,
              ---------
1995, a commitment for financing for the transactions contemplated herein on terms and conditions reasonably acceptable to Amerac.

          (j) Consents Under Other Agreements.  All consents or approvals
              -------------------------------
necessary to permit consummation of the transactions contemplated herein under any contract, agreement, note, mortgage, indenture, lease or other agreement of Amerac, Fremont, or Ridgepointe shall have been obtained.

          (k) Resignation of Officers and Directors.  All members of the boards
              -------------------------------------
of directors of, and each executive officer of, Fremont and Ridgepointe shall have irrevocably tendered their resignations effective as of the Closing Date.

          (l) Releases.  Amerac shall have received the releases contemplated by
              --------
Section 6.5 and Section 6.6 hereof.

          (m) Intercompany Transactions.  All of the transactions described in
              -------------------------
Section 1.4 shall have been consummated.

          (n) Initial Purchase Consideration Reductions.  The aggregate amounts
              -----------------------------------------
on deposit in escrow at the Closing Date pursuant to Sections 2.3, 2.4, and 2.7 of this Agreement shall not exceed the sum of $350,000.00.

     9.2  Conditions to the Selling Shareholders' Obligations.  Notwithstanding
          ---------------------------------------------------
any other provisions of this Agreement, the obligation of the Selling Shareholders to consummate the transactions contemplated herein shall be subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions precedent, any of which may be waived by Powell on behalf of the Selling Shareholders:

          (a) Accuracy of Amerac's Representations and Warranties.  The
              ---------------------------------------------------
representations and warranties of Amerac set forth in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

          (b) Performance of Covenants, Agreements and Conditions.  Amerac shall
              ---------------------------------------------------
have duly performed, complied with, and satisfied, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, complied with, or satisfied by them at or prior to the Closing Date.

          (c) Officers' Certificate.  The Selling Shareholders shall have
              ---------------------
received a certificate dated the Closing Date and signed by the President and the Chief Financial Officer of Amerac to the effects set forth in Sections 9.2(a) and (b).

          (d) Opinion of Counsel for Amerac.  The Selling Shareholders shall
              -----------------------------
have received an opinion, dated the Closing Date, of Jackson & Walker, L.L.P., counsel for Amerac, to the effects set forth in Exhibit H.
                                                ---------

          (e) No Orders, Etc.  The consummation of the transactions contemplated
              ---------------
herein shall not have been restrained, enjoined, or prohibited by any court or governmental authority of competent jurisdiction.

          (f) Consent Under Credit Agreement.  All consents necessary under the
              ------------------------------
Credit Agreement to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

          (g) Master Operating Agreement.  Amerac shall have executed and
              --------------------------
delivered the Contract Operations Service Agreement as provided in Section 7.1 hereof.

          (h) Deposit.  Amerac shall have made the Deposit in accordance with
              -------
Section 1.3.

          (i) Initial Purchase Consideration Reductions.  The aggregate amounts
              -----------------------------------------
on deposit in escrow at the Closing Date pursuant to Sections 2.3, 2.4, and 2.7 of this Agreement shall not exceed the sum of $350,000.00.


                                   ARTICLE X
                                  TERMINATION
                                  -----------

     10.1 Termination.  This Agreement may be terminated and the transactions
          -----------
contemplated herein may be abandoned at any time at or prior to the Closing
Date:

          (a) by mutual written consent of the Selling Shareholders and Amerac;

          (b) by the Selling Shareholders, at their option, if any of the conditions set forth in Section 9.2 have not been satisfied as provided therein;

          (c) by Amerac, at Amerac's option, if any of the conditions set forth in Section 9.1 have not been satisfied as provided therein; and

          (d) by either the Selling Shareholders or Amerac, if

               (i) the Closing shall not have occurred by February 15, 1996; provided, however, that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the transactions contemplated herein by such date; or

               (ii) there shall be any statute, rule or regulation that makes consummation of the transactions contemplated herein illegal or otherwise prohibited or a court of competent jurisdiction or government or governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated herein, and such order, decree, ruling, or other action shall have become final and nonappealable.

     10.2 Effect of Termination.  The terminating party shall be entitled to all
          ---------------------
remedies available at law or in equity, including, without limitation, the remedy of specific performance. If a party to this Agreement resorts to legal proceedings to enforce this Agreement or any part thereof, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party, including reasonable attorneys' fees, in addition to any other relief to which such party may be entitled. Upon the termination of this Agreement, Amerac shall return to Fremont all title, engineering, geological, and geophysical data, reports, maps, and other information furnished by the Selling Shareholders, Fremont, or Ridgepointe to Amerac. Upon the termination of this Agreement, the provisions of Section 5.5 shall survive any such termination and continue in full force and effect.


                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1 Notices.  All notices and communications required or permitted to be
          -------
given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by prepaid telegram, or by telex or facsimile transmission (provided any such telegram, telex, or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate party at the address for such party shown below or at such other address as such party shall have theretofore designated by written notice delivered to the party giving such notice:

          (a)  If to Powell:
               ------------

               Powell Resources, Inc.
               3030 Northwest Expressway, Suite 1602
               Oklahoma City, Oklahoma  73112
               Attention:  Mr. V. Lee Powell
               Telephone No.:  (405) 943-4581
               Facsimile No.:  (405) 943-4584

          (b) If to the Other Selling Shareholders, Fremont, or Ridgepointe:
              -------------------------------------------------------------

               c/o Thomas O. Goldsworthy
               Fremont Exploration, Inc.
               3030 Northwest Expressway, Suite 1602
               Oklahoma City, Oklahoma  73112
               Telephone No.:  (405) 943-4581
               Facsimile No.:  (405) 943-4584

          (c)  If to Amerac:
               ------------

               Amerac Energy Corporation
               700 Louisiana, Suite 3330
               Houston, Texas  77002-2730
               Attention:  Mr. Jeffrey B. Robinson
               Telephone No.:  (713) 223-1833
               Facsimile No.:  (713) 223-5110

          Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or delivered to the telegraph company or transmitted by telex or facsimile transmission, or upon the earlier of actual receipt of the notice by the addressee or five (5) days after such notice has either been delivered to a bonded overnight courier or deposited in the United States Mail, as the case may be. The parties hereto may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other parties in the manner provided in this Section 11.1.

     11.2 Survival.  Except for the warranty contained in Section 3.20(a), which
          --------
shall not survive the Closing, all representations, warranties, covenants, agreements, and indemnities of the Selling Shareholders and Amerac under this Agreement shall survive the Closing and remain in force and effect as provided in this Section 11.2 or Section 8.3, as applicable, regardless of any investigation at any time made by or on behalf of the Selling Shareholders or Amerac or of any information that the Selling Shareholders or Amerac may have with respect thereto. Such survival does not obligate, however, any Selling Shareholder or Amerac to make any further representations and warranties after the Closing Date. Except as provided hereinafter, after the Closing Date, any assertion by the Selling Shareholders or Amerac that the other party is liable for the inaccuracy or breach of any representation or warranty, other than the warranties contained in Sections 3.14 and 3.20(a), must be made in writing by the party seeking enforcement and must be given to the party against whom enforcement is sought no later than the expiration of two (2) years after the Closing Date. Any assertion by Amerac that any Selling Shareholder is liable for the inaccuracy or breach of the warranty contained in Section 3.14 must be made by Amerac in writing and must be given to the Selling Shareholders on or before the expiration of ten (10) days after the expiration of the applicable statute of limitations on the assessment of the relevant tax. Amerac's sole and exclusive remedy for any inaccuracy in or breach of the warranty contained in
Section 3.20(a) shall be limited to the provisions of Article II. After the Closing Date, any assertion by the Selling Shareholders or Amerac that the other party is liable for a breach or default in the performance by such party of any material covenant or material agreement of that party contained in this Agreement must be made in writing by the party seeking enforcement and must be given to the party against whom enforcement is sought on or before the expiration of ten (10) days after the expiration of the applicable statute of limitations pertaining to the relevant breach or default. Notwithstanding the provisions of this Section 11.2 to the contrary, all matters relating to the assertion of rights to indemnification under this Agreement shall be governed by
Section 8.3.

     11.3 Amendments; No Waivers.
          ----------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.4 Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. This Agreement shall be binding upon and is solely for the benefit of each of the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any manner whatsoever under or by reason of this Agreement.

     11.5 Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
among the parries hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     11.6 Governing Law.  Except to the extent that the provisions of Section
          -------------
2.8 call for the application of the laws of another state in an arbitration conducted pursuant thereto, this Agreement shall be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

     11.7 Execution by Fremont and Ridgepointe.  Fremont and Ridgepointe have
          ------------------------------------
joined in the execution of this Agreement for the sole and limited purposes of evidencing their agreement to perform the covenants contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 6.3. FPC joins in the execution of this Agreement for the sole and limited purpose of agreeing to accept any assignments of Evaluated Interests made by Fremont pursuant to Section 2.3.

     11.8 Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be binding on each party who executes the same, notwithstanding that this Agreement may not have been executed by all of the parties named herein.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              AMERAC ENERGY CORPORATION


                              By:   /s/ Jeffrey B.Robinson
                                 --------------------------------
                                    Jeffrey B. Robinson
                                    President and Chief
                                    Executive Officer

                              POWELL RESOURCES, INC.


                              By: /s/ V. Lee Powell
                                 ----------------------------------
                                    V. Lee Powell
                                    President


                              OTHER SELLING SHAREHOLDERS


                              By: /s/ THOMAS O. GOLDSWORTHY
                                 ----------------------------------
                              THOMAS O. GOLDSWORTHY


                              THE LANGSTROTH FAMILY LIMITED I


                              By: /s/ Thomas O. Goldsworthy
                                 ----------------------------------
                                    Thomas O. Goldsworthy
                                    Attorney-in-Fact


                              JAMES B. TOLLERTON


                              By: /s/ Thomas O. Goldsworthy
                                 ----------------------------------
                                    Thomas O. Goldsworthy
                                    Attorney-in-Fact


                              FREMONT ENERGY CORPORATION


                              By: /s/ Thomas O. Goldsworthy
                                 ----------------------------------
                                    Thomas O. Goldsworthy
                                    Vice President


                              RIDGEPOINTE RESOURCES, INC.


                              By: /s/ Thomas O. Goldsworthy
                                 ----------------------------------
                                    Thomas O. Goldsworthy
                                    President

                              FREMONT PETROLEUM CORPORATION


                              By: /s/ V. Lee Powell
                                 ----------------------------------
                                    V. Lee Powell
                                    Vice President

                    AMENDMENT NO. 1 TO ACQUISITION AGREEMENT
                    ----------------------------------------


          This AMENDMENT NO. 1 TO ACQUISITION AGREEMENT ("Amendment No. 1") is executed as of January 15, 1996, effective as of January 5, 1996, by AMERAC ENERGY CORPORATION, a Delaware corporation ("Amerac"), POWELL RESOURCES, INC., an Oklahoma corporation ("Powell"), THE LANGSTROTH FAMILY LIMITED I, a Florida limited partnership (the "Partnership"), THOMAS O. GOLDSWORTHY, and JAMES B. TOLLERTON (collectively, the "Selling Shareholders"), RIDGEPOINTE RESOURCES, INC. ("Ridgepointe"), FREMONT ENERGY CORPORATION ("Fremont"), and FREMONT PETROLEUM CORPORATION ("FPC").

                                   RECITALS:
                                   ---------


          WHEREAS, pursuant to the Acquisition Agreement dated as of January 5, 1996, between Amerac, the Selling Shareholders, Ridgepointe, Fremont, and FPC (the "Acquisition Agreement"), the Selling Shareholders agreed to sell to Amerac, and Amerac agreed to purchase from the Selling Shareholders, all of the shares of "Fremont Common Stock" not owned by Ridgepointe and all of the shares of "Ridgepointe Common Stock" (as both of such terms are defined in the Acquisition Agreement) owned by the Selling Shareholders for the consideration and on the terms set forth therein (capitalized terms defined in the Acquisition Agreement having the same meanings when used in this Amendment No. 1 unless expressly stated otherwise); and

          WHEREAS, the parties hereto desire to amend the Acquisition Agreement in certain respects;

          NOW, THEREFORE, for the consideration recited in the Acquisition Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Amerac, the Selling Shareholders, Ridgepointe, Fremont, and FPC hereby agree that:

          1. Section 1.4 of the Acquisition Agreement is amended by deleting therefrom the last sentence thereof and by substituting therefor the following provision:

          At the Closing, the Selling Shareholders shall provide to Amerac documentation reflecting the full payment and/or cancellation of all such intercompany accounts and the consummation of all such transactions.

          2. The reference to "Section t.6" contained in Section 5.6(c) of the Acquisition Agreement is corrected to read "Section 5.6".

          3. Section 7.2 of the Acquisition Agreement is deleted in its entirety, and the following provision is substituted therefor:

          7.2  Federal and State Income Tax Refunds.  If Fremont receives a
               ------------------------------------
     refund in connection with its federal or state income tax returns for the fiscal years ended March 31, 1993, 1994, 1995, or 1996, Amerac agrees to pay the cash equivalent of any such refund, promptly after receipt, to the Selling Shareholders as an additional upward adjustment to the Initial Purchase Consideration.

          4. Section 9.1(b) of the Acquisition Agreement is deleted in its entirety. No renumbering or relettering with respect to any of the provisions of Section 9.1 of the Acquisition Agreement shall result from the deletion of this provision.

          5. The signature blocks appearing on page 48 of the Acquisition Agreement are amended as follows:

               (a) the signature block for The Langstroth Family Limited I is moved from its current position following the signature block for Thomas O. Goldsworthy to the position immediately following the signature block for Powell Resources, Inc., and preceding the caption "Other Selling Shareholders"; and

               (b) the phrase "Other Parties" is inserted between the signature block for James B. Tollerton and the signature block for Fremont Energy Corporation.

The purpose of the amendments contained in this Paragraph 5 is to clarify that, for purposes of the Acquisition Agreement, the term "Other Selling Shareholders" refers to Thomas O. Goldsworthy and James B. Tollerton only.

          6. Amerac, the Selling Shareholders, Ridgepointe, Fremont, and FPC do hereby adopt, ratify, and confirm the Acquisition Agreement as amended hereby and declare the Acquisition Agreement, as so amended, to be in full force and effect.

          IN WITNESS WHEREOF, Amerac, the Selling Shareholders, Ridgepointe, Fremont, and FPC have executed this Amendment No. 1 as of the date first above written.

                                    AMERAC ENERGY CORPORATION


                                    By: /s/ Jeffrey B. Robinson
                                       -------------------------------
                                          Jeffrey B. Robinson
                                          President and Chief
                                          Executive Officer

                                    POWELL RESOURCES, INC.


                                    By: /s/ V. Lee Powell
                                       --------------------------------
                                           V. Lee Powell
                                           President


                                    THE LANGSTROTH FAMILY LIMITED I


                                    By: /s/ Thomas O. Goldsworthy
                                       --------------------------------
                                           Thomas O. Goldsworthy
                                           Attorney-in-Fact



                                    OTHER SELLING SHAREHOLDERS



                                    /s/ THOMAS O. GOLDSWORTHY
                                    -----------------------------------
                                    THOMAS O. GOLDSWORTHY



                                    JAMES B. TOLLERTON


                                    By: /s/ Thomas O. Goldsworthy
                                       --------------------------------
                                           Thomas O. Goldsworthy
                                           Attorney-in-Fact



                                    OTHER PARTIES



                                    FREMONT ENERGY CORPORATION


                                    By: /s/ Thomas O. Goldsworthy
                                       --------------------------------
                                           Thomas O. Goldsworthy
                                           Vice President

                                    RIDGEPOINTE RESOURCES, INC.


                                    By: /s/ Thomas O. Goldsworthy
                                       --------------------------------
                                           Thomas O. Goldsworthy
                                           President



                                    FREMONT PETROLEUM CORPORATION


                                    By: /S/ V. Lee Powell
                                       --------------------------------
                                           V. Lee Powell
                                           Vice President